UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                      PURSUANT TO SECTON 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) June 5, 1997



                           Darling International Inc.

             (Exact Name of Registrant as Specified in its Charter)


      Delaware                       0-24620               36-2495346
(State of Incorporation)           (Commission            (I.R.S.  Employer
                                    File Number)           Identification
                                                           Number)

251 O'Connor Ridge Blvd.
Suite 300
Irving, Texas                                               75038
(Address of principal executive offices)                   (Zip Code)


                                 (214) 717-0300
              (Registrant's telephone number, including area code)

                         Exhibit Index located at Page 4

Items 1, 2, 3, 4, 6, 7 and 8.     Not applicable.

Item 5.   OTHER EVENTS

     Effective June 5, 1997, Darling International Inc. (the "Company") entered into a Credit Agreement (the "Credit Agreement") which provides for borrowings in the form of a $50,000,000 Term Loan and a $175,000,000 Revolving Credit Facility. A copy of the Credit Agreement is filed as an exhibit hereto.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  DARLING INTERNATIONAL INC.


Date:  June 19, 1997              By:  /s/  John R. Witt
                                      ---------------------------
                                       John R. Witt
                                       Vice President and
                                       Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit                                                               Page
Number             Description                                        Number


99.1            Press release dated June 6, 1997, regarding
                the above named Credit Agreement.......................   5


10.1            Credit Agreement dated as of
                June 5, 1997, among Darling International Inc.,
                BankBoston, N.A., Comerica Bank, Credit
                Lyonnais New York Branch, and Wells Fargo
                Bank (Texas), National Association as
                Co-Agents, and other banks as named therein. ..........   6

                                                          EXHIBIT 99.1



                                  PRESS RELEASE
                                  June 6, 1997


             Darling International Inc. Enters New Credit Agreement


         Irving, Texas, June 6, 1997: Dr. Dennis Longmire, Chief Executive Officer of Darling International Inc., announced today that the company has entered into a $225 million bank credit agreement to refinance all of its existing senior and subordinated debt.

         Under the agreement, the company will retire its existing bank debt as well as its 11% subordinated debt. The new five-year facility, which was syndicated by BancBoston Securities, Inc. and will be agented and administered by BankBoston, N.A., will also provide the company with credit to fund anticipated internal and external growth.

         The company has notified the trustee for the subordinated debt of its election to retire all existing bonds. It is expected that the bonds will be retired within the next 30 days. John Witt, Darling's Chief Financial Officer, stated that "As a result of this refinancing, Darling expects to achieve significant interest cost reductions as well as considerable flexibility to manage the company in the best interest of its shareholders."

         Darling International Inc. is the largest food processing by-products recycling company in the United States. The company recycles used restaurant cooking oil, bakery by-products, and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats, meat and bone meal, and dried bakery product. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world.


                                      # # #

                                                            EXHIBIT 10.1


                                CREDIT AGREEMENT

                                      among

                           DARLING INTERNATIONAL INC.
                                  as Borrower,

                                BANKBOSTON, N. A.
                                    as Agent,

                                 COMERICA BANK,
                         CREDIT LYONNAIS NEW YORK BRANCH
                                       and
                            WELLS FARGO BANK (TEXAS),
                              NATIONAL ASSOCIATION
                                  as Co-Agents,
                                       and
                          the other banks named herein


                                   5 June 1997






FINS2DAL:45483.8  05009-00034

                                TABLE OF CONTENTS


ARTICLE 1 - Definitions......................................................1
   Section 1.1    Definitions................................................1
   Section 1.2    Other Definitional Provisions.............................14
   Section 1.3    Accounting Terms and Determinations.......................14
   Section 1.4    Time of Day...............................................15

ARTICLE 2 - Revolving Credit Facility.......................................15
   Section 2.1    Revolving Commitments.....................................15
   Section 2.2    Notes.....................................................15
   Section 2.3    Repayment of Revolving Loans..............................16
   Section 2.4    Use of Proceeds...........................................16
   Section 2.5    Revolving Commitment Fee..................................16
   Section 2.6    Reduction or Termination of Revolving Commitments.........16
   Section 2.7    Letters of Credit.........................................16
            (a)   Commitment to Issue.......................................16
            (b)   Letter of Credit Request Procedure........................17
            (c)   Letter of Credit Fees.....................................17
            (d)   Funding of Drawings.......................................18
            (e)   Reimbursements............................................18
            (f)   Reimbursement Obligations Absolute........................18
            (g)   Issuer Responsibility.....................................19
   Section 2.8    Swingline Loans...........................................19
            (a)   Swingline Commitment......................................19
            (b)   Swingline Note............................................20
            (c)   Repayment of Swingline Loans; Funding of Participation....20
            (d)   Use of Proceeds...........................................20
            (e)   Reduction or Termination of Swingline Commitment..........20

ARTICLE 3 - Term Loan.......................................................21
   Section 3.1    Term Commitments..........................................21
   Section 3.2    Notes.....................................................21
   Section 3.3    Repayment of Term Loans...................................21
   Section 3.4    Use of Proceeds...........................................21

ARTICLE 4 - Interest and Fees...............................................21
   Section 4.1    Interest Rate.............................................21
   Section 4.2    Determinations of Libor Rate Margin.......................22
   Section 4.3    Payment Dates.............................................23
   Section 4.4    Default Interest..........................................23
   Section 4.5    Conversions and Continuations of Accounts.................23
   Section 4.6    Computations..............................................23

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

ARTICLE 5 - Administrative Matters...........................................23
  Section 5.1    Borrowing Procedure.........................................23
  Section 5.2    Minimum Amounts.............................................24
  Section 5.3    Certain Notices.............................................24
  Section 5.4    Prepayments.................................................25
  Section 5.5    Method of Payment...........................................25
  Section 5.6    Pro Rata Treatment..........................................26
  Section 5.7    Sharing of Payments.........................................26
  Section 5.8    Non-Receipt of Funds by the Agent...........................27
  Section 5.9    Withholding Taxes...........................................27
  Section 5.10   Withholding Tax Exemption...................................27
  Section 5.11   Participation Obligations Absolute; Failure to
                   Fund Participation. ......................................28

ARTICLE 6 - Yield Protection and Illegality................................. 29
  Section 6.1    Additional Costs........................................... 29
  Section 6.2    Limitation on Libor Accounts............................... 30
  Section 6.3    Illegality................................................. 31
  Section 6.4    Treatment of Affected Loans...............................  31
  Section 6.6    Capital Adequacy..........................................  32
  Section 6.7    Replacement of a Bank...................................... 32

ARTICLE 7 - Conditions Precedent.............................................33
  Section 7.1    Initial Loan and Letter of Credit...........................33
  Section 7.2    All Loans and Letters of Credit.............................35

ARTICLE 8 - Representations and Warranties.................................. 35
  Section 8.1    Corporate Existence.........................................36
  Section 8.2    Financial Statements........................................36
  Section 8.3    Corporate Action; No Breach.................................36
  Section 8.4    Operation of Business.......................................36
  Section 8.5    Litigation and Judgments....................................37
  Section 8.6    Rights in Properties; Liens; Nonproductive Assets...........37
  Section 8.7    Enforceability..............................................37
  Section 8.8    Approvals...................................................37
  Section 8.9    Debt........................................................37
  Section 8.10   Taxes.......................................................37
  Section 8.11   Margin Securities...........................................38
  Section 8.12   ERISA.......................................................38
  Section 8.13   Disclosure..................................................38
  Section 8.14   Subsidiaries................................................38
  Section 8.15   Agreements..................................................39
  Section 8.16   Compliance with Laws........................................39
  Section 8.17   Investment Company Act......................................39
  Section 8.18   Public Utility Holding Company Act..........................39
  Section 8.19   Environmental Matters.......................................39

FINS2DAL:45483.8  05009-00034

  Section 8.20   Indenture...................................................40

ARTICLE 9 - Positive Covenants...............................................40
   Section 9.1    Reporting Requirements.....................................40
   Section 9.2    Maintenance of Existence; Conduct of Business..............42
   Section 9.3    Maintenance of Properties..................................42
   Section 9.4    Taxes and Claims...........................................42
   Section 9.5    Insurance..................................................43
   Section 9.6    Inspection Rights..........................................43
   Section 9.7    Keeping Books and Records..................................43
   Section 9.8    Compliance with Laws.......................................43
   Section 9.9    Compliance with Agreements.................................43
   Section 9.10   Further Assurances; Significant Subsidiary Guaranty........43
   Section 9.11   ERISA......................................................44
   Section 9.12   Packers and Stockyards Act Compliance......................44
   Section 9.13   Interest Rate Agreement....................................44
   Section 9.14   Redemption of the Subordinated Notes.......................44

ARTICLE 10 - Negative Covenants..............................................45
   Section 10.1    Debt......................................................45
   Section 10.2    Limitation on Liens and Restrictions on Subsidiaries......46
   Section 10.3    Mergers, Etc..............................................47
   Section 10.4    Restricted Junior Payments................................53
   Section 10.5    Investments...............................................54
   Section 10.6    Limitation on Issuance of Capital Stock...................55
   Section 10.7    Transactions With Affiliates..............................55
   Section 10.8    Disposition of Assets.....................................55
   Section 10.9    Sale and Leaseback........................................56
   Section 10.10   Lines of Business.........................................56
   Section 10.11   Subordinated Notes........................................56

ARTICLE 11 - Financial Covenants............................................56
   Section 11.1   Consolidated Net Worth....................................56
   Section 11.2   Funded Debt to Adjusted EBITDA............................57
   Section 11.3   Fixed Charge Coverage.....................................57
   Section 11.4   Capital Expenditure Limits................................58

ARTICLE 12 - Default........................................................59
   Section 12.1   Events of Default.........................................59
   Section 12.2   Remedies..................................................61
   Section 12.3   Cash Collateral...........................................62
   Section 12.4   Performance by the Agent..................................62
   Section 12.5   Setoff....................................................62

FINS2DAL:45483.8  05009-00034

ARTICLE 13 - The Agent.......................................................63
  Section 13.1    Appointment, Powers and Immunities.........................63
  Section 13.2    Rights of Agent as a Bank..................................63
  Section 13.3    Defaults...................................................64
  Section 13.4    Indemnification............................................64
  Section 13.5    Independent Credit Decisions...............................65
  Section 13.6    Several Commitments........................................65
  Section 13.7    Successor Agent............................................65
  Section 13.8    Agent Fee.  ...............................................66
  Section 13.9    Co-Agent. .................................................66

ARTICLE 14 - Miscellaneous...................................................66
  Section 14.1    Expenses...................................................66
  Section 14.2    Indemnification............................................66
  Section 14.3    Limitation of Liability....................................67
  Section 14.4    No Duty....................................................67
  Section 14.5    No Fiduciary Relationship..................................68
  Section 14.6    Equitable Relief...........................................68
  Section 14.7    No Waiver; Cumulative Remedies.............................68
  Section 14.8    Successors and Assigns.....................................68
  Section 14.9    Survival...................................................70
  Section 14.10   ENTIRE AGREEMENT...........................................70
  Section 14.11   Amendments.................................................71
  Section 14.12   Maximum Interest Rate......................................71
  Section 14.13   Notices....................................................72
  Section 14.14   Governing Law..............................................72
  Section 14.15   Counterparts...............................................72
  Section 14.16   Severability...............................................72
  Section 14.17   Headings...................................................72
  Section 14.18   Non-Application of Chapter 15 of Texas Credit Code.........73
  Section 14.19   Construction...............................................73
  Section 14.20     Independence of Covenants................................73
  Section 14.21     WAIVER OF JURY TRIAL.....................................73
  Section 14.22     Confidentiality..........................................73

FINS2DAL:45483.8  05009-00034

                                INDEX TO EXHIBITS

           Exhibit                   Description of Exhibit

           "A"                                Revolving Note
           "B"                                Swingline Note
           "C"                                Term Note
           "D"                                Guaranty
           "E"                                Borrower Pledge Agreement
           "F"                                Assignment and Acceptance
           "G"                                Compliance Certificate

                                INDEX TO SCHEDULES

           Schedule                           Description of Schedule

           2.7(a)                             Existing Letters of Credit
           8.14                               List of Subsidiaries
           10.1                               Existing Debt
           10.2                               Existing Liens
           10.5                               Existing Investments
           10.8                               Nonproductive Assets

FINS2DAL:45483.8  05009-00034

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (the "Agreement"), dated as of June 5, 1997, is among DARLING INTERNATIONAL INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), COMERICA BANK, CREDIT LYONNAIS NEW YORK BRANCH and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, each individually as a Bank and as a co-agent and BANKBOSTON, N.A., individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").


                                R E C I T A L S:

     The Borrower has requested that the Banks extend credit to the Borrower in the form of a revolving credit facility and a term loan facility. The Banks are willing to extend such credit to the Borrower upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

     Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

     "Account" means either a Base Rate Account or a Libor Account.

     "Additional Costs" has the meaning specified in Section 6.1.

     "Adjusted EBITDA" has the meaning specified in Section 11.2.

     "Adjusted Libor Rate" means, or any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Libor Rate for such Libor Account for such Interest Period divided by 1 minus the Reserve Requirement for such Libor Account for such Interest Period.

     "Adjustment Date' has the meaning specified in Section 4.2.

     "Affected Account" has the meaning specified in Section 6.4.


CREDIT AGREEMENT - PAGE 1

FINS2DAL:45483.8  05009-00034

     "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any Subsidiaries.

       "Agent" has the meaning set forth in the introductory paragraph of this Agreement.

       "Aggregate Purchase Price" has the meaning specified in subsection 10.3(v)(b)(vi).

       "Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

       "Annual Cap" has the meaning specified in Section 10.8.

       "Annual Limit" has the meaning specified in Section 11.4.

       "Applicable Lending Office" means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans subject to Accounts of such Type are to be made and maintained.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 14.8, in substantially the form of Exhibit "F" hereto.

       "Bank" has the meaning set forth in the introductory paragraph of this Agreement.

        "Base Rate" means, at any time, the rate of interest per annum then most recently established by BankBoston, N.A. as its base rate, which rate may not be the lowest rate of interest charged by BankBoston, N.A. to its borrowers. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect without notice to the Borrower at the time of such change in the Base Rate.

        "Base Rate Account" means a portion of a Loan that bears interest at a rate based upon the Base Rate.

         "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.


CREDIT AGREEMENT - PAGE 2

FINS2DAL:45483.8  05009-00034

     "Borrower Pledge Agreement" means the pledge agreement between the Borrower and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "E", as the same may be amended or otherwise modified.

     "Borrowing Availability" means, on any date, the amount by which the aggregate Revolving Commitments exceed the Outstanding Revolving Credit on such date.

     "Business Day" means (a) any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the States of Massachusetts, Georgia or Texas or is a day on which banking institutions located in any such States are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Libor Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Calculated      EBITDA"     has     the     meaning      specified      in
subsection 10.3(v)(b)(vii).

     "Calculation Period" has the meaning specified in Section 4.2.

     "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as capital expenditures on the consolidated statement of cash flows of Borrower in accordance with GAAP, including all such expenditures so classified as "recurring capital expenditures" and all such expenditures associated with Capital Lease Obligations but excluding any expenditures made in connection with a Permitted Acquisition which are classified as "capital expenditures relating to acquisitions" on the consolidated statement of cash flows of Borrower in accordance with GAAP.

     "Capital Expenditure Limit" has the meaning specified in Section 11.4.

     "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Carryover Amount" has the meaning specified in subsection 10.3(v)(b)(vi).

     "Classified Subsidiary" has the meaning as defined in the definition of Insignificant Subsidiary.

     "Clean Star Basket" has the meaning specified in Section 11.4.

     "Clean Star Expenditures" has the meaning specified in Section 11.4.


CREDIT AGREEMENT - PAGE 3

FINS2DAL:45483.8  05009-00034

     "Closing Date" means June 5, 1997.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

     "Collateral" means the property in which Liens have been granted pursuant to the Borrower Pledge Agreement or pursuant to any pledge agreement executed by a Subsidiary in accordance with Section 9.10, whether such Liens are now existing or hereafter arise.

     "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of the Commitments of such Bank and the denominator of which is the aggregate amount of the Commitments of all of the Banks.

     "Commitments" means, as to each Bank, such Bank's Revolving Commitment and Term Commitment and, if such Bank is the Agent (but without duplication for purposes of determining the Commitment Percentages), the Swingline Commitment.

     "Common Stock Securities" has the meaning specified in Section 10.4.

     "Compliance Certificate" means a certificate in substantially the form of Exhibit "G" properly completed and executed by the chief financial officer or treasurer of the Borrower.

     "Consolidated Net Worth" has the meaning specified in Section 11.1.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 4.5 of a Libor Account as a Libor Account from one Interest Period to the next Interest Period.

     "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.5 or Article 6 of one Type of Account into the other Type of Account.

     "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments;(h) all liabilities of such Person in respect of unfunded vested benefits under any Plan; and (j) all obligations of such Person arising in connection with noncompete, consulting and similar agreements which are classified as liabilities on a balance sheet in accordance with GAAP.

CREDIT AGREEMENT - PAGE 4

FINS2DAL:45483.8  05009-00034

     "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

     "Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation, or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Base Rate as in effect from time to time (provided, that if such amount in default is principal of a Loan subject to a Libor Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Loan for such Interest Period as provided in Section 4.1 hereof, and, thereafter, the rate provided for above in this definition).

     "Dollars" and "$" mean lawful money of the United States of America.

     "EBITDA" means, for any period and any Person, the total of the following each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) Net Interest Expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income.

     "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

     "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

     "Event of Default" has the meaning specified in Section 12.1.

CREDIT AGREEMENT - PAGE 5

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

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

     "Foreign Target" has the meaning specified in subsection 10.3(v)(b)(ix).

     "Fiscal Quarters" means the four (4) periods falling in each Fiscal Year, each such period being thirteen (13) or fourteen (14) weeks in duration, as applicable, with the first such period in any Fiscal Year beginning on the first day of such Fiscal Year and the last such period in any Fiscal Year ending on the last Saturday closest to December 31.

     "Fiscal Year" means the fifty-two (52) or fifty-three (53) week period, as the case may be,beginning on the date which is one day after the date of the end of the similar preceding period and ending on the Saturday closest to December 31.

     "Fixed Charge Coverage Ratio" means the ratio of Operating Cash Flow to Fixed Charges calculated in accordance with Section 11.3.

     "Fixed Charges" has the meaning specified in Section 11.3.

     "Funded Debt" has the meaning specified in Section 11.2.

     "Funded Debt to Adjusted EBITDA Ratio" means the ratio of Funded Debt to Adjusted EBITDA calculated in accordance with Section 11.2.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis' when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "General Basket" has the meaning specified in Section 11.4.

     "General Capital Expenditures" has the meaning specified in Section 11.4.


CREDIT AGREEMENT - PAGE 6

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

     "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty" means the guaranty of a Significant Subsidiary in favor of the Agent and the Banks, in substantially the form of Exhibit "D" hereto, as the same may be amended or otherwise modified from time to time.

     "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

     "Indenture" means that certain Indenture dated December 29, 1993 between Borrower and LaSalle National Bank as trustee, as the same may be amended or otherwise modified.

     "Insignificant Subsidiary" means any Subsidiary (other than International Transportation Service, Inc., The Standard Tallow Corporation or any other Subsidiary that has executed and delivered a Guaranty) whose (a) net worth (calculated in accordance with GAAP) at the time of determination does not exceed Seven Hundred Fifty Thousand Dollars ($750,000) and (b) total assets (determined in accordance with GAAP) does not exceed an amount equal to five percent (5%) of the total assets of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP (a subsidiary that meets the foregoing requirements in this definition is referred to as a "Classified Subsidiary"); provided, however, no Classified Subsidiary shall be deemed an Insignificant Subsidiary if at the time of determination (a) the aggregate net worth (calculated in accordance with GAAP) of all Subsidiaries that are then Classified Subsidiaries exceeds Seven Hundred Fifty Thousand Dollars ($750,000) and (b) the aggregate total assets (determined in accordance with GAAP) of all Subsidiaries that are then Classified Subsidiaries exceeds an amount equal to five percent (5%) of the total assets of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Interest Period" means with respect to any Libor Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or, in the case of Continuations, the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the

CREDIT AGREEMENT - PAGE 7

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

numerically corresponding day in the first, second, third, sixth or twelfth calendar month thereafter, as the Borrower may select as provided in Section 4.5 or 5.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than six (6) Interest Periods shall be in effect at the same time; (d) no Interest Period for any Libor Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder; and (e) no Interest Period in respect of Term Loans may extend beyond a principal repayment date thereof unless, after giving effect thereto, the aggregate principal amount of such Loans, as the case may be, subject to Libor Accounts having Interest Periods that end after such principal payment date shall be equal to or less than such Loans to be outstanding hereunder after such principal payment date.

     "Leftover Amount" has the meaning specified in Section 11.4.

     "Letter of Credit Liabilities" means, at any time, the aggregate maximum amount available to be drawn under all outstanding Letters of Credit (in each case, determined without regard to whether any conditions to drawing could then be met) and all unreimbursed drawings under Letters of Credit.

     "Letters of Credit" has the meaning specified in Section 2.7(a).

     "Libor Account" means a portion of a Loan that bears interest at a rate based upon the Adjusted Libor Rate.

     "Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to BankBoston, N.A. at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period by leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Libor Account applicable to BankBoston, N.A. to which such Interest Period relates. If BankBoston, N.A. is not participating in a Libor Account during any Interest Period therefor (pursuant to Section 6.4 or for any other reason), the Adjusted Libor Rate for such Account for such Interest Period shall be determined by reference to the amount of the Accounts which BankBoston, N.A. would have made had it been participating in such Account.

     "Libor Rate Margin" has the meaning specified in Section 4.2.


CREDIT AGREEMENT - PAGE 8

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

     "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loans" means Revolving Loans, Swingline Loans or Term Loans.

     "Loan  Documents"  means this  Agreement,  the Notes,  the Borrower  Pledge
Agreement, the Guaranties and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, letters of credit, and other instruments, agreements and other documentation executed and delivered pursuant to or in connection with this Agreement, as such instruments, agreements and other documentation may be amended or otherwise modified.

     "Loan Year" means each period of twelve (12) consecutive months commencing on June 1, 1997 and on each June 1 thereafter.

     "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole; or (b) a material adverse effect on the validity, perfection, priority or ability of the Agent to enforce the Agent's Lien on the Collateral or of the ability of the Agent or any Bank to enforce a material provision of the Loan Documents. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

     "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes.

     "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss) determined in conformity with GAAP, but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of it subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any

CREDIT AGREEMENT - PAGE 9

FINS2DAL:45483.8  05009-00034
after-tax gains or losses attributable to asset disposition; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or extraordinary or non-cash losses or non-cash charges due to changes in accounting principles required by GAAP.

     "Net Interest Expense" means, for any period and any Person, the total of the following for such Person calculated on a consolidated basis for such period in accordance with GAAP: (a) interest expense minus (b) interest income.

     "Notes" means the Revolving Notes, the Swingline Note and the Term Notes.

     "Obligated Party" means the Significant Subsidiaries or any other Person (exclusive of the Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

     "Obligation" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any of them, arising pursuant to any of the Loan Documents, pursuant to any interest rate swap, interest rate caps, interest rate collars or other similar agreements entered into with the Borrower or any Subsidiary enabling it to fix or limit its interest expense or pursuant to any foreign exchange, currency hedging, commodity hedging or other agreement entered into with the Borrower or any Subsidiary enabling it to limit the market risk of holding currency or a commodity in either the cash or futures markets, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, the Reimbursement Obligations, interest on the Loans and Reimbursement Obligations, and all fees, costs, and expenses (including attorneys' fees) provided for in the Loan Documents or such agreements enabling Borrower to fix or limit its interest expense or fix or limit its market risk of holding a currency or a commodity.

     "Operating Cash Flow" has the meaning specified in Section 11.3.

     "Outstanding Revolving Credit" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding; plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including the Agent as a Bank, such Bank's participation or other interest in such Letter of Credit Liabilities); plus (c) the aggregate amount of Swingline Loans (or when calculated with respect to a Bank, including the Agent as a Bank, such Bank's participation or other interest in such Swingline Loans) then outstanding.

     "Payment Date" has the meaning specified in subsection 2.7(c).

     "Payor" has the meaning specified in Section 5.8.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

CREDIT AGREEMENT - PAGE 10

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

     "Permitted Acquisitions" shall mean acquisitions of all the equity interests issued by a Person or all or substantially all of (a) such Person's assets, (b) the assets of a division or branch of such Person or (c) such Person's or its branch's or division's right to obtain from third parties the raw materials utilized in the Borrower's or a Subsidiary's business, in each case, in a transaction that satisfies all the applicable criteria set out in
Section 10.3.

     "Permitted Cumulative Purchase Price Amount' has the meaning specified in subsection 10.3(v)(b)(vi).

     "Permitted   Purchase   Price   Amount"  has  the  meaning   specified   in
subsection 10.3(v)(b)(vi).

     "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

     "Plan" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Previous Senior Debt" means all the obligations, indebtedness and liabilities of the Borrower and its Subsidiaries arising under or pursuant to that certain Credit Agreement dated as of May 23, 1995 among the Borrower, The First National Bank of Boston (now known as BankBoston, N.A.,) as agent, Harris Trust and Savings Bank, as co-agent and the other lenders named therein, as the same may have been amended or otherwise modified and any of the documentation executed in connection therewith, including, without limitation, all such documentation relating to any interest rate swap, cap or collar agreements or other agreements enabling Borrower to fix or limit its interest expense.

     "Principal Office" means the principal office of the Agent, located at 100 Federal Street, Boston, Massachusetts 02110.

     "Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

     "Purchase Agreements" has the meaning specified in subsection 10.3(v)(a).

     "Purchase Price" has the meaning specified in subsection 10.3(v)(b)(vi).

     "Quarterly Payment Date" means the last day of March, June, September, and December of each year, the first of which shall be the first such day after the date of this Agreement.

     "Raw Material Supplier" has the meaning specified in subsection 10.1(h).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.


CREDIT AGREEMENT - PAGE 11

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

     "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reimbursement   Obligation"  means  the  obligation  of  the  Borrower  to reimburse the Agent for any demand for payment or drawing under a Letter of Credit.

     "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

     "Remedial Action" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment,
(b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Required Banks" means Banks having (a) fifty-one percent (51%) or more of the Commitments or (b), if the Term Commitments have terminated or have been fully funded, fifty-one percent (51%) or more of the Revolving Commitments and the aggregate outstanding principal amount of the Term Loans or (c) if all Commitments have terminated, fifty-one percent (51%) or more of the sum of (i) the outstanding principal amount of the Loans, (ii) the participations in outstanding Letter of Credit Liabilities and (iii) the participations in outstanding Swingline Loans.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "Required Payment" has the meaning specified in Section 5.8.

     "Reserve Requirement" means, for any Libor Account for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against
"Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined or any category of extensions of credit or other assets which include Libor Accounts.


CREDIT AGREEMENT - PAGE 12

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

     "Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in (or with respect to the Agent as a Bank, hold other interests in) Letters of Credit and Swingline Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Revolving Commitment", as the same may be reduced or terminated pursuant to Section 2.6, 12.2 or 14.8 or, if such Bank was not an original signatory to this Agreement, in such Bank's Assignment and Acceptance. The aggregate amount of the Revolving Commitments of all Banks equals One Hundred Seventy-Five Million Dollars ($175,000,000).

     "Revolving Loans" means, as to any Bank, the advances made by such Bank pursuant to Section 2.1.

     "Revolving Notes" means the promissory notes provided for by Section 2.2 and all amendments or other modifications thereof.

     "Route Purchase" has the meaning specified in Section 10.3.

     "Significant Subsidiary" means any Subsidiary that is organized under the laws of a state located in the United States of America and is not an Insignificant Subsidiary.

     "Subordinated Debt" means all the obligations, indebtedness and liabilities of the Borrower and its Subsidiaries arising under or pursuant to the Indenture and the Subordinated Notes and any of the documentation executed in connection therewith.

     "Subordinated Notes" means the Borrower's $70,000,000 First Priority Senior Subordinated Notes due July 15, 2000 issued under the terms of the Indenture, as the same may be amended or otherwise modified.

     "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

     "Swingline Commitment" means the obligation of the Agent to make advances pursuant to Section 2.8(a) in an aggregate principal amount at any one time outstanding up to but not exceeding Ten Million Dollars ($10,000,000), as such amount may be reduced pursuant to subsection 2.8(e) or Section 12.2.

     "Swingline Loans" means the advances made by the Agent pursuant to subsection 2.8(a).


CREDIT AGREEMENT - PAGE 13

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

     "Swingline Maturity" has the meaning specified in subsection 2.8(c).

     "Swingline Note" means the promissory note provided for by subsection 2.8(b) and all amendments and other modifications thereto.

     "Target" has the meaning specified in subsection 10.3(v)(a).

     "Term Commitment" means, as to each Bank, the obligation of such Bank to make an advance of funds under Section 3.1 in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Term Commitment", as the same may be terminated pursuant to Section 12.2. The aggregate amount of the Term Commitments of all Banks equals Fifty Million Dollars ($50,000,000).

     "Term Loan" means, as to any Bank, the advance made by such Bank pursuant to Section 3.1.

     "Term Notes" means the promissory notes provided for by Section 3.2 and all amendments and other modifications thereto.

     "Termination Date" means June 5, 2002, or such earlier date on which the Commitments terminate as provided in this Agreement.

     "Type" means either type of Account (i.e., either a Base Rate Account or Libor Account).

     "UCC" means the Uniform Commercial Code as in effect in the State of Texas.


     Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

     Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.2 hereof. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Years is calculated. In the event any changes in accounting principles

CREDIT AGREEMENT - PAGE 14

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

required by GAAP or recommended by Borrower's certified public accountants and implemented by Borrower occur and such changes result in a change in the method of the calculation of financial covenants, standards or terms under this Agreement, then the Borrower, the Agent and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrower and the Banks, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

    Section 1.4       Time of Day.   Unless otherwise indicated,  all references
in this Agreement to times of day shall be references to Boston, Massachusetts time.

                                    ARTICLE 2

                            Revolving Credit Facility

     Section 2.1 Revolving Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more Revolving Loans to the Borrower from time to time from and including the Closing Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Commitment as then in effect; provided, however, (a) the Outstanding Revolving Credit applicable to a Bank (including the Agent as a Bank) shall not at any time exceed such Bank's Revolving Commitment, (b) the Outstanding Revolving Credit shall not at any time exceed the aggregate Revolving Commitments and (c) at all times prior to the time that the Subordinated Debt is repaid in full in accordance with Section 9.14, (i) the Borrowing Availability (calculated excluding any Revolving Loans the proceeds of which are to be used to redeem the Subordinated Notes in full) shall equal or exceed Seventy-Five Million Dollars ($75,000,000) and (ii) the total principal amount of the outstanding Obligations shall not exceed an amount equal to the amount which is permitted under the Indenture as "Permitted Indebtedness" thereunder. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Libor Accounts thereunder and, until the Termination Date, the Borrower may Continue Libor Accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other Type. Accounts of each Type under the Revolving Loan made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Revolving Loans of such Type.

     Section 2.2 Notes. The Revolving Loans made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such Bank in a principal amount equal to its Revolving Commitment as originally in effect and otherwise duly completed.


CREDIT AGREEMENT - PAGE 15

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

     Section 2.3 Repayment of Revolving Loans. The Borrower shall pay to the Agent for the account of the Banks the outstanding principal amount of all of the Revolving Loans on the Termination Date.

     Section 2.4 Use of Proceeds. The proceeds of Revolving Loans shall be used by the Borrower (a) to repay the Previous Senior Debt and the Subordinated Debt,
(b) for working capital in the ordinary course of business, including, without limitation, the satisfaction of Reimbursement Obligations in accordance with subsection 2.7(e) and to repay Swingline Loans; and (c) for other general corporate purposes including, without limitation, financing Capital Expenditures and Permitted Acquisitions.

     Section 2.5 Revolving Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Commitment for the period from and including the Closing Date to and including the Termination Date, at a rate equal to one quarter of one percent (0.25%) per annum. For the purpose of calculating the commitment fee hereunder, the Revolving Commitments shall be deemed utilized by all outstanding Revolving Loans and all Letter of Credit Liabilities but shall not, for purposes of this Section 2.5 only, be deemed utilized by any Swingline Loans. Accrued commitment fee under this Section 2.5 shall be payable in arrears on each Quarterly Payment Date and on the Termination Date.

     Section 2.6 Reduction or Termination of Revolving Commitments. The Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in
Section 5.3; (b) each partial reduction shall be in an aggregate amount at least equal to Five Million Dollars ($5,000,000); and (c) the Revolving Commitments may not be reduced to an amount less than the sum of the Swingline Commitment plus the Letter of Credit Liabilities then outstanding. The Revolving Commitments may not be reinstated after they have been terminated or reduced.

     Section 2.7 Letters of Credit.

     (a) Commitment to Issue. The Borrower may utilize the Revolving Commitments by requesting that the Agent issue, and the Agent, subject to the terms and conditions of this Agreement, shall issue standby or documentary letters of credit for Borrower's or one of the Subsidiaries' account (such letters of credit, together with the letters of credit described on Schedule 2.7(a), being hereinafter referred to collectively as the "Letters of Credit"); provided, however, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Twenty-Five Million Dollars ($25,000,000); (ii) the Outstanding Revolving Credit shall not at any time exceed the aggregate Revolving Commitments; and (iii) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Revolving Commitment. Upon the date of issue of a Letter of Credit (or, with respect to the Letters of Credit described on Schedule 2.7(a), on the Closing Date), the Agent shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be

CREDIT AGREEMENT - PAGE 16

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

          deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Bank's Commitment Percentage in such Letter of Credit and the related Letter of Credit Liabilities.

     (b) Letter of Credit Request Procedure. Except with respect to the Letters of Credit described on Schedule 2.7 (a), the Borrower shall give the Agent at least five (5) Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit to be issued and the nature of the transactions to be supported thereby. Upon receipt of such notice the Agent shall promptly notify each other Bank of the contents thereof and of such Bank's Commitment Percentage of the amount of the proposed Letter of Credit. The Agent shall provide a Bank a copy of each Letter of Credit issued hereunder upon such Bank's request. Each Letter of Credit shall have an expiration date that does not extend beyond a date which is thirty
          (30) days prior to the Termination Date, shall be payable in Dollars, must support a transaction entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documentation as the Agent may require, including, without limitation, the Agent's standard form letter of credit request and reimbursement agreement; provided that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control. Each standby Letter of Credit shall have an expiration date that does not extend beyond one (1) year, provided that any standby Letter of Credit may contain provisions whereby its expiration date is automatically extended for additional periods of one (1) year on any current or thereafter established expiration date unless the Agent provides notice to the beneficiary of the Letter of Credit that it will not be so extended. Each such standby Letter of Credit must permit the Agent to give such notice of nonextension at any time up to the date which is no greater than ninety (90) days prior to the applicable expiration date.

     (c) Letter of Credit Fees. The Borrower will pay to the Agent for the account of each Bank an irrevocable letter of credit fee on such Bank's Commitment Percentage of the amount available for drawings under each Letter of Credit, such letter of credit fee (i) to be paid in advance on the date of the issuance of the Letter of Credit (or, with respect to the Letters of Credit described on Schedule 2.7(a), on the Closing Date) and on each Quarterly Payment Date thereafter until the date of expiration or termination thereof (each such date herein a "Payment Date") and (ii) to be calculated for the period from and including one Payment Date to and excluding the next at a rate equal to the Libor Rate Margin in effect on the date of payment (as determined in accordance with Section 4.2). After receiving any payment of any letter of credit fees under this clause (c), the Agent will promptly pay to each Bank the letter of credit fees then due such Bank. With respect to each Letter of Credit, the Borrower will also pay to the Agent for its account only the fees and expenses described in Section 14.1(c), to the extent applicable, and, on the date of the issuance of the Letter of Credit (excluding any Letters of Credit described on Schedule 2.7(a)) the fronting fee described in that certain commitment letter among Borrower, BankBoston, N.A. and BancBoston Securities, Inc. dated May 15, 1997 calculated on the maximum amount available to be drawn under the Letter of Credit.

CREDIT AGREEMENT - PAGE 17

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

     (d) Funding of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify the Borrower and each Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 11:00 a.m. on the applicable payment date, each Bank will make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to such Bank's Commitment Percentage of the amount to be paid as a result of such demand or drawing even if the conditions to a Loan under Article 7 have not been satisfied

     (e) Reimbursements. The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Agent for any amounts paid by the Agent upon any demand for payment or drawing under any Letter of Credit (regardless of whether such Letter of Credit is issued for the account of Borrower or one of the Subsidiaries), without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Agent at the Principal Office for the account of the Agent in Dollars and in immediately available funds, without setoff, deduction or counterclaim not later than 3:00 pm. on the date of the corresponding payment under the Letter of Credit by the Agent. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by Borrower requesting a Revolving Loan in accordance with Section 5.1 the proceeds of which shall be credited against the Borrower's Reimbursement Obligations. The Agent will pay to each Bank such Bank's Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to clause (d) of this Section 2.7.

     (f) Reimbursement Obligations Absolute. The Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the
          Reimbursement   Obligations  based  on  any  circumstance  whatsoever,
          including without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) any amendment or waiver of or any consent to departure from any Loan Document; (iii) the existence of any claim, set-off, counterclaim, defense or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, any Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (vi) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by the Borrower if the Borrower proves in a final nonappealable judgment that it was

CREDIT AGREEMENT - PAGE 18

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

          damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether the documentation presented under the Letter of Credit in question complied with the terms thereof.

     (g) Issuer Responsibility. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, any Bank nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for:
          (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Agent; (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages; (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; (d) the payment by the Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit; or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The Borrower shall have a claim against the Agent, and the Agent shall be liable to the Borrower, to the extent of any direct, but not indirect, consequential or punitive, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Agent's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 2.8 Swingline Loans.

     (a) Swingline Commitment. Subject to the terms and conditions of this Agreement, the Agent agrees to make one or more Swingline Loans to the Borrower from time to time from and including the Closing Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the Swingline Commitment; provided, however, (i) the Outstanding Revolving Credit shall never exceed the aggregate Revolving Commitments and (ii) the Outstanding Revolving Credit applicable to a Bank (including the Agent as a Bank) shall never exceed such Bank's Revolving Commitment. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Swingline Commitment and may establish Base Rate Accounts thereunder. On the date a Swingline Loan

CREDIT AGREEMENT - PAGE 19

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

          is made by the Agent, the Agent shall be deemed without further deemed without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Bank's Commitment Percentage in the Swingline Loan so made, such participation to be funded in accordance with clause (c) of this
          Section 2.8.

     (b) Swingline Note. The Swingline Loans made by the Agent shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "B" hereto, payable to the order of the Agent in a principal amount equal to the Swingline Commitment as originally in effect and otherwise duly completed.

     (c) Repayment of Swingline Loans; Funding of Participation. The Borrower shall pay to the Agent for its own account the outstanding principal amount of each Swingline Loan on the earlier of (i) the Termination Date or (ii) the date which is thirty (30) days after the Swingline Loan is made (the earlier of such date with respect to a Swingline Loan herein the "Swingline Maturity"). Subject to the other terms and conditions of this Agreement, Borrower may repay a Swingline Loan on its Swingline Maturity or at any time prior thereto by requesting a Revolving Loan in accordance with Section 5.1 with the proceeds thereof payable to the Agent for its own account. Agent, at any time in its sole and absolute discretion and whether or not a Swingline Maturity shall have occurred, may require that each Bank fund its participation in the then outstanding principal amount of all Swingline Loans by giving each Bank notice thereof. Additionally, if the Borrower shall not have repaid a Swingline Loan by 1:00 p.m. on the corresponding Swingline Maturity, Agent will notify each Bank of the aggregate principal amount of the Swingline Loan which has not been repaid. Upon the giving of any notice by the Agent under either of the preceding two sentences, each Bank shall make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to its Commitment Percentage of the aggregate principal amount of Swingline Loan or Swingline Loans subject to such notice by not later than 3:00 p.m. on the date such notice is received if such notice is received by 1:00 p.m. or by 11:00 am on the next Business Day, if such notice is received after 1:00 p.m., whether or not the conditions to a Loan under Article 7 are satisfied.

     (d) Use of Proceeds. The proceeds of Swingline Loans shall be used by the Borrower for the same purposes as Revolving Loans as described in
          Section 2.4.

     (e) Reduction or Termination of Swingline Commitment. The Borrower shall have the right to terminate or reduce in part the unused portion of the Swingline Commitment at any time and from time to time, provided that: (i) the Borrower shall give notice of each such termination or reduction as provided in Section 5.3; and (ii) each partial reduction shall be in an aggregate amount at least equal to One Million Dollars ($1,000,000). The Swingline Commitment may not be reinstated after it has been terminated or reduced.


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

                                    ARTICLE 3

                                    Term Loan

     Section 3.1 Term Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make an advance of funds to the Borrower in the amount of its Term Commitment on the Closing Date. The Borrower may establish Base Rate Accounts or Libor Accounts thereunder and, until the Termination Date, Borrower may Continue Libor Accounts established under the Term Loans or Convert Accounts established under the Term Loans of one Type into Accounts of another Type. Accounts of each Type established under the Term Loans made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Accounts of such Type.

     Section 3.2 Notes. The Term Loan made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "C" hereto, payable to the order of such Bank in a principal amount equal to its Term Commitment as originally in effect and otherwise duly completed.

     Section 3.3 Repayment of Term Loans. The Borrower shall pay to the Agent for the account of the Banks the outstanding principal amount of all of the Term Loans as follows:

     (a) Eight (8) consecutive quarterly installments due and payable on each Quarterly Payment Date commencing June 30, 1997 and continuing until and including March 31, 1999, each installment to be in an amount equal to One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

     (b) Twelve (12) consecutive quarterly installments due and payable on each Quarterly Payment Date commencing June 30, 1999 and continuing until and including March 31, 2002, each installment to be in an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000); and

     (c) One (1) final installment in the amount of all outstanding principal of the Term Loans due and payable on the Termination Date.

     Section 3.4 Use of Proceeds. The proceeds of Term Loans shall be used by the Borrower to repay the Previous Senior Debt and for other general corporate purposes.

                                    ARTICLE 4

                                Interest and Fees

     Section 4.1 Interest Rate. The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to (a) with respect to the Revolving Loans or Term Loans, (i) during the period that such

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

Loans or portions thereof are subject to a Base Rate Account,  the Base Rate and
(ii) during the period that such Loans or portions thereof are subject to a Libor Account, the Adjusted Libor Rate plus the Libor Rate Margin; and (b) with respect to the Swingline Loans, the Base Rate.

     Section 4.2 Determinations of Libor Rate Margin. The phrase "Libor Rate Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), one and one quarter percent (1.25%) per annum and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below (A) under the Fixed Charge Coverage Ratio calculated for the completed four (4) Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period, and (B) opposite the Funded Debt to Adjusted EBITDA Ratio calculated for the completed four (4) Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period.


                           Fixed Charge Coverage Ratio
                           ---------------------------
         Funded Debt to
         Adjusted EBITDA
                                                Ratio                Ratio
                                          greater or equal to      less than
                                             1.25 to 1.0          1.25 to 1.0
                                           -----------------      -----------
greater or equal to 3.00                        1.375%              1.500%
less than 3.00 but greater or equal 2.5         1.250%              1.375%
less than 2.50 but greater or equal 2.00        1.125%              1.250%
less than 2.00 but greater or equal 1.50        0.875%              1.000%
less than 1.50                                  0.625%               .750%


Upon delivery of the Compliance Certificate pursuant to subsection 9.1(c) in connection with the financial statements of Borrower and the Subsidiaries required to be delivered pursuant to Section 9.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered at the end of the Fiscal Quarter ending on or about September 30, 1997, the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted in accordance with the Funded Debt to Adjusted EBITDA Ratio and Fixed Charge Coverage Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to
Section 9.1(c) (each such Business Day when such margins or fees change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If Borrower fails to deliver such Compliance Certificate which so sets forth the Funded Debt to Adjusted EBITDA Ratio and Fixed Charge Coverage Ratio within the period of time required by subsection 9.1(c), the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to one and one-half percent (1.50%) per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 9.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.


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

     Section 4.3 Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of all Loans (including those subject to Base Rate Accounts and Libor Accounts), on each Quarterly Payment Date; (ii) in addition to accrued interest paid in accordance with the foregoing clause (i) and with respect to Loans subject to Libor Accounts and each such Account, on the last day of the Interest Period with respect thereto; and (iii) on the Termination Date.

     Section 4.4 Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Agent or such Bank, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

     Section 4.5 Conversions and Continuations of Accounts. Subject to Section 5.2, the Borrower shall have the right from time to time to Convert all or part of any Base Rate Account in existence under a Loan (other than a Swingline Loan) into a Libor Account under the same Loan or to Continue Libor Accounts in existence under a Loan as Libor Accounts under the same Loan, provided that: (a) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 5.3; (b) a Libor Account may only be Converted on the last day of the Interest Period therefore; (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing; (d) the Swingline Loan may not be subject to Libor Accounts; and (e) a Libor Account established under one Loan may not be Continued as a Libor Account under another Loan.

     Section 4.6 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed as follows: (i) with respect to Libor Accounts and the Default Rate when calculated with respect to a Libor Account, on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless in the case of interest such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be and (ii) with respect to Base Rate Accounts, the Default Rate when calculated based on the Base Rate and all fees payable hereunder, on the basis of a year of 365 or 366 days, as the case may be and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                                    ARTICLE 5

                             Administrative Matters

     Section 5.1 Borrowing Procedure. The Borrower shall give the Agent, and the Agent will give the Banks, notice of each borrowing under any Commitment in accordance with Section 5.3. Not later than 1:00 p.m. on the date specified for each borrowing under the applicable Commitment (other than the Swingline

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

Commitment) each Bank will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by (a) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office or (b) wire transferring such funds to a Person or Persons designated by the Borrower in writing. Not later than 3:00 p.m. on the date specified for each borrowing under the Swingline Commitment, the Agent will make available the amount of the Swingline Loan to be made by it on such date to the Borrower by (i) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office or (ii) wire transferring such funds to a Person or Persons designated by the Borrower in writing.

     Section 5.2 Minimum Amounts. Except for prepayments pursuant to Article 6 and prepayments of Revolving Loans subject to Base Rate Accounts, each borrowing under a Loan and each prepayment of principal of a Loan shall be in an amount at least equal to the amount set forth below for the applicable Loan or any larger amounts in the increments set forth below:


       Revolving Loan                Swingline Loan                Term Loan
       --------------                --------------               -------------
         $1,000,000                      $25,000                      $500,000

                                       Increments
                                      -------------
          $500,000                       $25,000                      $100,000


Except for prepayments pursuant to Article 6, each prepayment of Revolving Loans subject to Base Rate Accounts shall be in an amount at least equal to Five Hundred Thousand Dollars ($500,000) or any larger amount in increments of One Hundred Thousand Dollars ($100,000). Except for Conversions pursuant to Article 6, each Libor Account applicable to a Loan shall be in a minimum principal amount of Two Million Dollars ($2,000,000) or any larger amount in increments of One Million Dollars ($1,000,000).

     Section 5.3 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings and prepayments of Loans and of Conversion and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Agent not later than 1:00 p.m. (a) on the Business Day of the borrowing of a Swingline Loan, (b) on the Business Day of any repayment of Swingline Loans or Revolving Loans or (c) on the Business Day prior to the date of the relevant termination, reduction, other borrowing, Conversion, Continuation or other prepayment specified below:


           Notice                                  Number of Business Days Prior

Termination or reduction of Commitments                             3

Borrowing, prepayment or repayment of Loans (other
   than Swingline Loans) subject to Base Rate Accounts,
   or Conversions into Base Rate Accounts                           1

Borrowing, prepayment or repayment of Loans subject to
   Libor Accounts, Conversions into or Continuations
   as Libor Accounts                                                3


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

Any notices of the type described in this Section 5.3 which are received by the Agent after 1:00 p.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall (a) specify the Loans to be borrowed or prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Section 5.2 hereof) to be borrowed, Converted, Continued or prepaid;
(c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing (other than a borrowing under the Swingline Loan), the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Libor Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). The Agent shall notify the Banks of the contents of each such notice on the date of its receipt of the same or, if received on or after 1:00 p.m. on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Loan, or the duration of any Interest Period for any Libor Account, within the time period and otherwise as provided in this Section 5.3, such Account (if outstanding as Libor Account) will be automatically Converted into a Base Rate Account on the last day of preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrower may not borrow any Loans subject to a Libor Account, Convert any Base Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the interest rate for such Libor Accounts would exceed the Maximum Rate.

     Section 5.4 Prepayments.  Subject to Section 5.2 and the provisions of this
Section 5.4, Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in Section 5.3, prepay or repay any Loan in full or in part. Any optional prepayment of the Term Loan shall be accompanied with accrued interest on the amount prepaid to the date of prepayment and any partial prepayments thereof shall be applied to the principal installments due under the Term Loan in the inverse order of maturity. Loans subject to a Libor Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i) the Borrower pays to the Agent for the account of the applicable Banks any amounts due under Section 6.5 as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment the aggregate principal amount of the Libor Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment.

     Section 5.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any Obligated Party under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an

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FINS2DAL:45483.8  05009-00034

Event of Default has occurred and is continuing, the Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 5.6 hereof); provided that any payment made within ten (10) Business Days prior to a scheduled payment date shall be deemed a "payment" rather than a "prepayment" to the extent necessary to discharge the next due installment. Each payment received by the Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     Section 5.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan (other than the Swingline Loan) shall be made by the Banks, each payment of commitment fee under Section 2.5 and letter of credit fees under subsection 2.7 (c) shall be made for the account of the Banks, and each termination or reduction of the Commitments shall be applied to the Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 6.4) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by the Borrower shall be made to the Agent for the account of the Agent or the Banks holding such Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Agent or such Banks (provided that only the Agent shall be entitled to principal and interest on the Swingline Loan unless the other Banks have funded their participations therein in accordance with subsection 2.8(c)); (d) proceeds of Collateral shall be shared by the Agent and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due the Agent and the Banks; and (e) the Banks (other than the Agent) shall purchase from the Agent participations in the Letters of Credit and Swingline Loans to the extent of their respective Commitment Percentages. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

     Section 5.7 Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations

CREDIT AGREEMENT - PAGE 26

FINS2DAL:45483.8  05009-00034
sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     Section 5.8 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period and (b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

     Section 5.9 Withholding Taxes. All payments by the Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties or other charges are so levied or imposed, the Borrower will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 5.10. The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

     Section 5.10 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United

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

States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

     Section 5.11 Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Bank to fund its participation in the Swingline Loans and Letters of Credit in accordance with the terms hereof shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses or other rights which such Bank, the Borrower, any Obligated Party, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Loan under Article 7 to be satisfied; or (f) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that, the obligations of a Bank to fund its participation in a Swingline Loan or a Letter of Credit may be subject to avoidance by a Bank if such Bank proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence (notwithstanding whether such misconduct or negligence is proven by the Bank or is proven by the Borrower pursuant to Section 2.7(f)) in determining whether (i) the conditions set forth in Article 7 to the issuance of the Letter of Credit in question or the making of the Swingline Loan in question were satisfied at the time of such issuance or such Loan or (ii) the documentation presented under the Letter of Credit in question complied with the terms thereof. If a Bank fails to fund its participation in a Swingline Loan or a Letter of Credit as required hereby, such Bank shall, subject to the foregoing proviso, remain obligated to pay to the Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Agent at a rate per amount equal to the Federal Funds Rate for such period and the Agent shall be entitled to offset against any and all sums to be paid to such Bank hereunder the amount due the Agent under this sentence.


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

                                    ARTICLE 6

                         Yield Protection and Illegality

     Section 6.1 Additional Costs.

     (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Loans subject to Libor Accounts or Letters of Credit hereunder or its obligation to make any of such Loans hereunder or issue or participate in any Letter of Credit, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

          (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Loans by the United States of America or the jurisdiction in which such Bank has its Principal Office or such Applicable Lending Office);

          (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Loans or any deposits referred to in the definition of "Libor Rate" in Section 1.1 hereof); or

          (iii)imposes any other condition affecting this Agreement or the Notes
               or  any  of  such   extensions  of  credit  or   liabilities   or
               commitments.

          Each Bank will notify the Borrower (with a copy to the Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this subsection 6.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. Each Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this subsection 6.1(a). If any Bank requests compensation from the Borrower under this subsection 6.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to make Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Base Rate Accounts into Libor Accounts until the Regulatory Change giving rise to such request ceases to

CREDIT AGREEMENT - PAGE 29

FINS2DAL:45483.8  05009-00034
          be in effect (in which case the provisions of Section 6.4 hereof shall be applicable with respect to such Libor Accounts). A Bank may only request compensation under this subsection 6.1(a) for Additional Cost incurred (i) at any time after the date which is three (3) months prior to the date the Bank requests such compensation and (ii) at any time after it has notified the Borrower it will request compensation under this subsection 6.1(a).

     (b)  Without  limiting  the  effect  of the  foregoing  provisions  of this
          Section 6.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on the Loans subject to Libor Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Loans subject to Libor Accounts or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Base Rate Accounts into Libor Accounts hereunder shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable).

     (c)  Determinations  and  allocations  by any  Bank  for  purposes  of this
          Section 6.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or issue or participate in Letters of Credit or of making or maintaining Loans or issuing or participating in Letters of Credit or on amounts receivable by it in respect of Loans or Letters of Credit, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

     Section 6.2 Limitation on Libor Accounts. Anything herein to the contrary notwithstanding, if with respect to any Libor Accounts under a Loan for any Interest Period therefor:

     (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Libor Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for the Loans subject to such Libor Accounts as provided in this Agreement; or

     (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Adjusted Libor Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such Interest Period;


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

          then the Agent shall give the Borrower prompt notice thereof specifying the relevant Libor Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans subject to a Libor Account or to Convert Base Rate Accounts into Libor Accounts and the Borrower shall, on the last day(s) of the then current Interest Period (s) for the outstanding Libor Accounts, either prepay the Loans subject to such Libor Accounts or Convert such Libor Accounts into Base Rate Accounts in accordance with the terms of this Agreement. Determinations made under this Section 6.2 shall be made on a reasonable basis.

     Section 6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Loans subject to a Libor Account hereunder or (b) maintain Loans subject to a Libor Account hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Loans subject to a Libor Account and to Convert Base Rate Accounts into Libor Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Loans subject to a Libor Account (in which case the provisions of Section 6.4 hereof shall be applicable).

     Section 6.4 Treatment of Affected Loans. If the Accounts applicable to a Loan of any Bank (hereinafter called "Affected Accounts") are to be Converted pursuant to Section 6.1 or 6.3 hereof, the Bank's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) (or, in the case of a Conversion required by subsection 6.1(b) or Section 6.3 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section
6.1 or 6.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank's Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Accounts shall be applied instead to its Base Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Libor Accounts shall be made as or Converted into Base Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Libor Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts. If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 6.1 or 6.3 hereof which gave rise to the Conversion of such Bank's Affected Accounts pursuant to this Section 6.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Accounts are outstanding, such Bank's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Libor Accounts and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

     Section 6.5 Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

CREDIT AGREEMENT - PAGE 31

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

     (a) Any payment or prepayment of a Loan subject to a Libor Account or Conversion of a Libor Account for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to subsection 12.2(a)) on a date other than the last day of an Interest Period for the applicable Libor Account; or

     (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in
          Article 7 to be satisfied) to borrow or prepay a Loan subject to a Libor Account, or Convert a Base Rate Account to a Libor Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Libor Account (or, in the case of a failure to borrow, the Interest Period for such Libor Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Libor Account provided for herein over
(ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

     Section 6.6 Capital Adequacy. If after the date hereof, any Bank shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten
(10) Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. With respect to each demand by a Bank under this Section 6.6, no Bank shall have the right to demand compensation for amounts attributable to any reduction in such Bank's rate of return occurring at any time before the date which is three (3) months prior to the date the Bank gives such demand for compensation to Borrower.

     Section 6.7 Replacement of a Bank. If (i) the obligation of a Bank (other than the Agent as a Bank) to make or Continue Loans subject to Libor Accounts has been suspended pursuant to Section 6.1, 6.2 or 6.3 or (ii) a Bank (other

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FINS2DAL:45483.8  05009-00034
than the Agent as a Bank) has demanded compensation under Section 6.1 or 6.6, the Borrower shall have the right to require such Bank to assign to an Eligible Assignee selected by the Borrower and reasonably satisfactory to the Agent (which may be one or more of the Banks) the Notes and participation interests in the Letter of Credit Liabilities and Swingline Loans held by such Bank pursuant to the terms of an appropriately completed Assignment and Acceptance in accordance with subsection 14.8(b); provided that, neither the Agent nor any Bank shall have any obligation to Borrower to find any such Eligible Assignee and in order for Borrower to replace a Bank, the Borrower must require such replacement within three (3) months of the date such obligations of the Bank were suspended or the date the Bank demanded such compensation. Each Bank (other than the Agent as a Bank) agrees to its replacement at the option of the Borrower pursuant to this Section 6.7; provided that the Eligible Assignee selected by Borrower shall purchase such Bank's interest in the Obligations of the Borrower to such Bank for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment and letter of credit fees accrued for the account of such Bank, any breakage costs incurred by the selling Bank because of the prepayment of any Libor Accounts, all other fees (if any) applicable thereto and all other amounts (including any amounts due under Section 6.1 or 6.6) then owing to such Bank hereunder or under any other Loan Document.

                                    ARTICLE 7

                              Conditions Precedent

     Section 7.1 Initial Loan and Letter of Credit. The obligation of each Bank to make its initial Loan and the obligation of the Agent to issue the initial Letter of Credit and make the initial Swingline Loan are subject to the condition precedent that the Agent shall have received on or before the day of any such Loan or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the
Agent:

     (a) Resolutions. Resolutions of the Board of Directors of the Borrower and each Significant Subsidiary certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

     (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Significant Subsidiary certifying the name of each of its officers (i) who is authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.


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

     (c) Articles of Incorporation. The articles of incorporation of the Borrower and each Significant Subsidiary certified by the Secretary of State of the state of its incorporation and dated a current date.

     (d) Bylaws. The bylaws of the Borrower and each Significant Subsidiary certified by its Secretary or an Assistant Secretary.

     (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower and each Subsidiary as to its existence and good standing and certificates of the appropriate government officials of each state in which the Borrower and each Significant Subsidiary is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to the Borrower's and each such Subsidiary's qualification to do business and good standing in such state, all dated a current date.

     (f)  Notes. The Notes executed by the Borrower.

     (g) Guaranties. A Guaranty for each Significant Subsidiary, each duly executed.

     (h) Collateral Documents and Collateral. The Borrower Pledge Agreement executed by the Borrower; certificates representing the capital stock of the Subsidiaries pledged pursuant to the Borrower Pledge Agreement together with undated stock powers duly executed in blank; UCC, tax and judgment Lien search reports listing all documentation on file against Borrower in the office of the Secretary of State of Texas and executed documentation as Agent may deem necessary to perfect or protect its Liens, including, without limitation, financing statements under the UCC.

     (i) Termination of Liens. Duly executed UCC-3 termination statements and such other documentation as shall be necessary to terminate or release all Liens other than those permitted by Section 10.2.

     (j) Previous Senior Debt. Such documentation as the Agent may require to evidence that the Previous Senior Debt will be repaid in full on the Closing Date after giving effect to the initial Loans made hereunder.

     (k) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower and the Guarantors, as to such matters as the Agent or the Required Banks may reasonably request.

     (l) Bank Fees. The underwriting and administrative fees Borrower has agreed to pay to BankBoston, N.A. under the terms of that certain commitment letter dated May 15, 1997 among Borrower, BankBoston, N.A. and BancBoston Securities, Inc.


CREDIT AGREEMENT - PAGE 34

FINS2DAL:45483.8  05009-00034

     (m) Subordinated Notes. An acknowledgment executed by the trustee under the Indenture confirming that this Agreement is the "Credit Agreement" under the Indenture and containing all the provisions that are contained in the acknowledgment executed by such trustee in connection with the Previous Senior Debt.

     (n) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 14.1, to the extent incurred, shall have been paid in full by the Borrower.

The obligation of each Bank to make its initial Loan or purchase its initial participation in any Letter of Credit or Swingline Loan is also subject to the condition precedent that such Bank shall have received the portion of the fees that BankBoston, N.A. has agreed to pay to such Bank.

     Section 7.2 All Loans and Letters of Credit. The obligation of each Bank to make any Loan (including the initial Loan) and the obligation of the Agent to issue any Letter of Credit (including the initial Letter of Credit) or make any Swingline Loan are subject to the following additional conditions precedent:

     (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

     (b) Representations and Warranties. All of the representations and warranties contained in Article 8 hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

     (c)  Additional   Documentation.   The  Agent  shall  have   received  such
          additional  approvals,   opinions,  or  documents  as  the  Agent  may
          reasonably request.

Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in subsections 7.2 (a) and (b) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                    ARTICLE 8

                         Representations and Warranties

     To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that:


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

     Section 8.1 Corporate Existence. The Borrower and each Subsidiary (a) is a corporation or other entity (as reflected on Schedule 8.14) duly organized, validly existing, and, except for The Standard Tallow Corporation, in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Borrower and each Obligated Party has the corporate power and authority to execute, deliver, and perform their respective obligations under the Loan Documents to which it is or may become a party.

     Section 8.2 Financial Statements. The Borrower has delivered to the Agent and the Banks audited consolidated financial statements of the Borrower and the Subsidiaries as at and for the Fiscal Year ended on or about December 28, 1996 and unaudited consolidated financial statements of the Borrower and the Subsidiaries for the Fiscal Quarter ended March 29, 1997. Such financial statements, have been prepared in accordance with GAAP, and present fairly, on a consolidated basis, the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole since the effective date of the most recent financial statements referred to in this Section.

     Section 8.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower and each Obligated Party of the Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Obligated Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of the Borrower or any of the Subsidiaries,
(ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator other than such violations, conflicts and breaches which do not have a Material Adverse Effect, or (iii) any agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject other than such violations, conflicts and breaches which do not have a Material Adverse Effect, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein) upon any of the revenues or assets of the Borrower or any Subsidiary other than such defaults which do not have a Material Adverse Effect.

     Section 8.4 Operation of Business. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and the Borrower and each of its Subsidiaries are

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

not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.

     Section 8.5 Litigation and Judgments. Except as disclosed in the Borrower's Form 10-Q for the Fiscal Quarter ended March 29, 1997, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that is reasonably expected to have a Material Adverse Effect. As of the Closing Date, there are no outstanding judgments against the Borrower or any Subsidiary.

     Section 8.6 Rights in Properties; Liens; Nonproductive Assets. The Borrower and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 8.2 (except as sold or otherwise disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted by this Agreement or the credit agreement governing the Previous Senior Debt), and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by
Section 10.2. Borrower reasonably believes that as of the Closing Date, the aggregate estimated fair market value of the properties listed on Schedule 10.8 does not exceed Two Million Dollars ($2,000,000) and such properties are not utilized by the Borrower or any Subsidiary in the normal course of business and do not contribute to the cash flow or earnings of the Borrower or any Subsidiary.

     Section 8.7 Enforceability. The Loan Documents to which the Borrower or any Obligated Party is party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or the Obligated Party, as applicable, enforceable against Borrower or the applicable Obligated Party in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 8.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower or any Obligated Party of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings and registrations the failure to obtain or make will not have a Material Adverse Effect.

     Section 8.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 10.1.

     Section 8.10 Taxes. The Borrower and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. The Borrower knows of no pending

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FINS2DAL:45483.8  05009-00034

investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

     Section 8.11 Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     Section 8.12 ERISA. The Borrower and each Subsidiary are in compliance with all applicable provisions of ERISA except for such events of noncompliance that will not have a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans except for those instances of noncompliance with such requirements that will not have a Material Adverse Effect. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA, by an amount that will have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in an amount that will have a Material Adverse Effect.

     Section 8.13 Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Agent or any Bank (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to the Agent or any Bank, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     Section  8.14  Subsidiaries.  As of the  Closing  Date  and as of any  date
Schedule 8.14 is amended pursuant to Section 9.10, the Borrower has no Subsidiaries other than those listed on Schedule 8.14 hereto. Schedule 8.14 sets forth the type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary, whether the Subsidiary is a Significant Subsidiary, and with respect to each such Subsidiary that is a corporation, the authorized, issued and outstanding capital stock of each such Subsidiary. All of the outstanding capital stock of each Subsidiary listed on Schedule 8.14 has

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

been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary listed on Schedule 8.14.

     Section 8.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which will not have a Material Adverse Effect.

     Section 8.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator other than defaults which will not have a Material Adverse Effect.

     Section  8.17  Investment   Company  Act.  Neither  the  Borrower  nor  any
Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 8.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 8.19 Environmental Matters. Except as disclosed in the Borrower's Form 10-Q for the Fiscal Quarter ended March 29, 1997 and except for those matters which will not have a Material Adverse Effect:

     (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

     (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

     (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary except in compliance with Environmental Laws. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage,

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

          transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

     (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

     (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of the Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

     (f) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. S 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are compliance with all applicable financial responsibility requirements of all Environmental Laws;

     (g) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

     (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.

     Section 8.20 Indenture. Until the Indenture has been satisfied and discharged, all the Obligations constitute "Permitted Indebtedness" and "Senior Debt" under the terms of the Indenture.

                                    ARTICLE 9

                               Positive Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following positive covenants:

     Section 9.1 Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

     (a) Annual Financial Statements. As soon as available, and in any event within one hundred fifteen (115) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending on the Saturday closest to December 31, 1997, (i) a copy of the annual audit

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

          report of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

     (b) Monthly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each four (4) week period during its Fiscal Year (or with respect to the last such period in each such Fiscal Year, within ninety (90) days after the end of such four (4) or, as the case may be, five (5) week period), a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer or treasurer of the Borrower to have been prepared in accordance with GAAP and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

     (c) Compliance Certificate. Within sixty (60) days after the end of each Fiscal Quarter of each Fiscal Year, or with respect to the last Fiscal Quarter of each Fiscal Year, within ninety (90) days of the end of such Fiscal Quarter, a Compliance Certificate;

     (d) Projections. As soon as available and in any event forty-five (45) days after the beginning of each Fiscal Year of Borrower, Borrower will deliver a forecasted consolidated balance sheet and statements of income and cash flow of Borrower and the Subsidiaries on a Fiscal Quarter by Fiscal Quarter basis, including the assumptions utilized in the preparation of such projections (in narrative form) for the forthcoming Fiscal Year and a proforma projection of the Borrower's compliance with the financial covenants in this Agreement for the same period;

     (e)  Management  Letters.  Promptly  upon  receipt  thereof,  a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

     (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations (with respect to investigations only, of which the Borrower has actual knowledge) and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;


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

     (g)  Notice of Default.  As soon as possible  and in any event  within five
          (5) Business Days after an officer of the Borrower has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

     (h) ERISA Reports. If requested by the Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

     (i) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days after an officer of the Borrower has knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

     (j) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

     (k) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Bank may from time to time reasonably request.

     Section 9.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 10.3, the Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

     Section 9.3 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition (exclusive of ordinary wear and tear).

     Section 9.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies,

CREDIT AGREEMENT - PAGE 42

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

assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

     Section 9.5 Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance and products liability insurance reasonably satisfactory to the Agent.

     Section 9.6 Inspection Rights. At any reasonable time and from time to time prior to a Default upon one (1) Business Day's prior notice and at any reasonable time after the occurrence and during the continuance of a Default, the Borrower will, and will cause each Subsidiary to, permit representatives of the Agent and each Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

     Section 9.7 Keeping Books and Records. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

     Section 9.8 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator other than such noncompliance which will not have a Material Adverse Effect.

     Section 9.9 Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which will not have a Material Adverse Effect.

     Section 9.10 Further Assurances; Significant Subsidiary Guaranty. The Borrower will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be requested by the Agent to carry out the provisions and purposes of the Loan Documents and to create, preserve, and perfect the Liens of the Agent for the benefit of itself and the Banks in the Collateral. Without limiting the foregoing, upon the creation or acquisition of any Significant Subsidiary or if any Insignificant Subsidiary's (or the aggregate amount of the Insignificant Subsidiaries') net worth or total assets increases so that it and/or any other such Subsidiary becomes a Significant Subsidiary, the Borrower shall cause each such

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

Significant Subsidiary to execute and deliver a Guaranty and such other documentation as the Agent may request to cause such Significant Subsidiary to evidence, perfect or otherwise implement the guaranty of the Obligations contemplated by a Guaranty. No Subsidiary organized in a jurisdiction outside the United States of America shall be required to execute a Guaranty. If any Subsidiary is created or acquired after the Closing Date, (a) the Borrower shall execute and deliver to the Agent an amendment to Schedule 8.14 to this Agreement (which only needs the signature of the Agent to be effective if the only change is the addition of the new Subsidiary), (b) the Borrowers shall execute and deliver to the Agent an amendment to the Borrower Pledge Agreement pledging as collateral thereunder the stock of or other ownership interests in the new Subsidiary if the Subsidiary is directly owned by Borrower and (c) the Borrower shall deliver the certificates representing such stock or other interests to the Agent together with undated stock or other powers duly executed in blank; provided that, if the new Subsidiary is not directly owned by the Borrower, the Borrower shall cause the Subsidiary who owns the new Subsidiary directly to pledge the stock of or other ownership interest in such new Subsidiary to the Agent pursuant to a pledge agreement in similar form to the Borrower Pledge Agreement and to deliver the certificates representing such stock or other ownership interests to the Agent together with undated stock or other powers duly executed in blank; provided that, neither Borrower nor any Subsidiary shall be required to pledge more than sixty-six percent (66%) of the stock or other ownership interests in any Subsidiary organized in a jurisdiction outside of the United States of America.

     Section 9.11 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.

     Section 9.12 Packers and Stockyards Act Compliance. If the Borrower or any Subsidiary purchases livestock by purchase or cash sales, the Borrower shall at its own expense take such steps to insure that any trust established under the Packers and Stockyards Act, 1921, as amended (7 U.S.C. S 181 et seq.) shall not arise for the benefit of all unpaid cash sellers on such livestock or on the inventory derived therefrom.

     Section 9.13 Interest Rate Agreement. Within ninety (90) days after the Closing Date, Borrower shall enter into, and thereafter shall maintain, one or more interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to protect Borrower against fluctuations in interest rates with counterparties acceptable to Agent providing for interest rate protection for an aggregate notional amount of Seventy Million Dollars ($70,000,000) on terms and conditions satisfactory to the Agent.

     Section 9.14 Redemption of the Subordinated Notes. On the Closing Date Borrower agrees to (a) send the notice under Section 3.01(b) of the Indenture of its election to redeem all of the Subordinated Notes on an Optional Redemption Date (as defined in the Indenture) not later than July 15, 1997 and (b) cause the trustee under the Indenture to send the "Optional Redemption Notice" required by Section 3.01(d) of the Indenture. Borrower otherwise agrees to redeem all Subordinated Notes in full and otherwise satisfy all obligations arising under the Indenture (other than those surviving obligations specified

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

in Article 8 of the Indenture) on or before July 15, 1997.

                                   ARTICLE 10

                               Negative Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following negative covenants:

     Section 10.1 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

     (a)  Debt to the Banks pursuant to the Loan Documents;

     (b) Debt described on Schedule 10.1 hereto (but excluding the Previous Senior Debt after the Closing Date and the Subordinated Debt after July 15, 1997), and any extensions, renewals or refinancings thereof so long as (i) the principal amount of such Debt and the interest rate charged thereon after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding and the interest rate which was in effect immediately prior to such renewal, extension or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing;

     (c)  Intercompany Debt among Borrower and the  Subsidiaries;  provided that
          (i) the obligations of each obligor of such Debt shall be subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise) and shall have such other terms and provisions as Agent may reasonably require; (ii) the aggregate amount of such Debt outstanding at any time which is owed by the Insignificant Subsidiaries to Borrower shall not exceed One Million Dollars ($1,000,000); and (iii) the aggregate amount of such Debt outstanding at any time which is owed by Subsidiaries organized in a jurisdiction outside the United States of America shall not exceed the sum of (A) Three Million Dollars ($3,000,000) minus (B) the aggregate Purchase Price paid for the equity interests issued by or assets of all Foreign Targets as of the date of determination;

     (d) Debt (including Capital Lease Obligations) not to exceed Five Million Dollars ($5,000,000) in the aggregate at any time outstanding secured by purchase money Liens permitted by Section 10.2 and is, as long as the Indenture has not been satisfied and discharged, permitted by the Indenture;

     (e) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding One

CREDIT AGREEMENT - PAGE 45

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



          Million Dollars ($1,000,000) in aggregate liability;

     (f) unsecured Debt incurred in connection with Permitted Acquisitions and in accordance with clause (x) of subsection 10.3(b);

     (g) Debt arising in connection with non-compete, consulting or other similar agreements; provided that the non-interest portion of the total cash payments due in any Fiscal Year under all such agreements to which the Borrower or any Subsidiary is a party shall not exceed Five Million Dollars ($5,000,000) in the aggregate; and provided further that, as long as the Indenture has not been satisfied and discharged, any such Debt is permitted by the Indenture;

     (h) Guarantees incurred in the ordinary course of business of Debt of Persons who supply Borrower or a Subsidiary with raw materials utilized in Borrower's or a Subsidiary's business (a "Raw Material Supplier"); provided that (i) the Debt of the Raw Material Supplier is incurred to enable such Person to provide raw materials to Borrower or a Subsidiary and (ii) the aggregate amount of the Debt of Raw Material Suppliers at any time outstanding which is Guaranteed by Borrower and the Subsidiaries shall not exceed the sum of (A) Two Million Dollars ($2,000,000) minus (B) the aggregate amount of the advances made to Raw Material Suppliers as prepayments on raw material purchases by Borrower and the Subsidiaries pursuant to the permissions of subsection 10.5(i); and

     (i)  Debt in addition to that specifically described in clauses (a) through
          (h) of this Section 10.1 which in the aggregate does not exceed Two Million Dollars ($2,000,000) at any time outstanding and is, as long as the Indenture has not been satisfied and discharged, permitted by the Indenture.

     Section 10.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following, none of which shall encumber the Collateral other than those Liens described in clauses (b) and (h):

     (a) Liens disclosed on Schedule 10.2 hereto but excluding Liens (except UCC financing statements for which terminations have been signed but not filed) securing the Previous Senior Debt after the Closing Date;

     (b) Liens in favor of the Agent for the benefit of itself and the Banks pursuant to the Loan Documents;

     (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by

CREDIT AGREEMENT - PAGE 46

FINS2DAL:45483.8  05009-00034
          existing or proposed structures or land use;

     (d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

     (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

     (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids or contracts (other than for payment of Debt);

     (g) Liens for purchase money obligations which do not encumber the Collateral; provided that: (i) the purchase of the asset subject to any such Lien is permitted under Section 11.4; (ii) the Debt secured by any such Lien is permitted under Section 10.1; and (iii) any such Lien encumbers only the asset so purchased;

     (h)  Any attachment or judgment Lien not  constituting an Event of Default;
          and

     (i) Liens arising from filing UCC financing statements regarding leases not prohibited by this Agreement.

Neither Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents and, subject to Section 10.11, the Indenture) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, in connection with the creation of purchase money Liens, the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien. Except as provided herein, Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (2) subject to subordination provisions pay any Debt owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

     Section 10.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or of a division or branch of any Person or any shares or other equity interest issued by any Person (whether or not certificated), or wind-up, dissolve, or liquidate itself; provided that, (i) a Subsidiary may wind-up, dissolve or liquidate if no Default exists or would result therefrom and its

CREDIT AGREEMENT - PAGE 47

FINS2DAL:45483.8  05009-00034
assets are transferred to Borrower or a Significant Subsidiary; (ii) any Subsidiary may merge with and into Borrower if Borrower is the surviving entity and no Default exists or would result therefrom; (iii) any Subsidiary may merge with and into any other Subsidiary that is organized under the laws of the United States of America if the Subsidiary organized under the laws of the United States of America is the surviving entity, no Default exists or would result therefrom and, to the extent applicable, Section 9.10 is complied with;
(iv) any Subsidiary organized under the laws of a jurisdiction outside the United States of America may merge with any other Subsidiary organized under the laws of a jurisdiction outside of the United States of America, if no Default exists or would result therefrom; and (v) Borrower or a Significant Subsidiary may acquire 100% of the equity interests issued by a Person and Borrower or a Subsidiary may acquire all or substantially all of a Person's assets, the assets of a division or branch of such Person or such Person's or its branch's or division's right to obtain from third parties the raw materials utilized in the Borrower's or a Subsidiary's business if the Borrower or such Subsidiary complies with the following conditions on or prior to the date of the consummation of such acquisition:

     (a) Acquisition Notice. Borrower shall have provided to the Agent and each Bank at least seven (7) Business Days prior to the date that the proposed acquisition is to be consummated: (i) the name of the Person (the "Target") who is to be acquired or whose assets are to be acquired; (ii) a description of the nature of the Target's business;
          (iii) drafts of the documentation intended to effect the proposed acquisition (the "Purchase Agreements"); (iv) a summary of the terms and conditions of the proposed acquisition; (v) a certificate of the chief financial officer or treasurer of the Borrower certifying that no Default exists or could reasonably be expected to occur as a result of the proposed acquisition and setting forth the calculations demonstrating compliance with clauses (vi), (vii), (viii) and, if applicable, (ix) and (xi) of the following subsection (b); and (vi) any other information the Agent may reasonably request. Borrower shall also provide Agent and each Bank drafts of the schedules and exhibits to the Purchase Agreements as soon as they are available but in any event prior to the closing of the proposed acquisition.

     (b) Acquisition Criteria. Borrower shall provide to the Agent and each Bank evidence that:

          (i) Borrower shall have completed due diligence on the Target and the assets to be acquired satisfactory to Agent including, without limitation, if applicable, a due diligence investigation as to the compliance by the Target and the assets to be acquired with all Environmental Laws;

          (ii) The Target is involved in the same general type of business activities as the Borrower and the Subsidiaries and, if assets are being acquired, the assets are located in the United States of America except to the extent permitted by clause (ix);

          (iii)If the proposed acquisition is an acquisition of the stock or other ownership interest of a Target, the acquisition will be structured so that the Target will become a wholly-owned

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

               subsidiary of the Borrower owned directly by Borrower or by a Significant Subsidiary. If the proposed acquisition is an acquisition of assets, the acquisition will be the acquisition of all or substantially all of (A) the assets of the Target, (B) the assets of a division or branch of the Target or (C) such Target's, division's or branch's rights to obtain raw materials of the type utilized in the Borrower's or a Subsidiary's business. Each asset acquisition will be structured so that either Borrower, a Significant Subsidiary or, to the extent permitted by clause (ix) below, a Subsidiary organized in a jurisdiction located outside the United States of America, shall acquire the assets;

          (iv) Neither the Target nor its assets shall be subject to any contingent obligations (including contingent obligations arising from any Environmental Liabilities), Environmental Liabilities, unsatisfied judgments or any pending action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that could reasonably be expected to have a Material Adverse Effect;

          (v) Borrower shall have provided to the Agent and each Bank (i) copies of (A) the financial statements of the Target for the twelve (12) month period prior to the closing of the proposed acquisition for which financial statements are available (but in any event financial statements for the most recently completed fiscal year of such Target) containing at a minimum, a balance sheet, statement of income and, if available, statement of cash flow or (B) if no financial statements complying with clause (A) are available, such other information relating to the Target or the assets to be acquired that is satisfactory to the Agent and supports the Borrower's determination of the Calculated EBITDA of the Target or, as applicable, the assets to be acquired in accordance with clause (vii) below and (ii) a proforma financial projection of the Borrower for the twelve (12) month period following the date of the consummation of the proposed acquisition which reflects pro forma compliance with the financial covenants contained in Article 11 of this Agreement;

          (vi) The total Purchase Price to be paid by the Borrower or a Subsidiary to acquire the equity interests issued by the Target or the assets of the Target does not exceed the Permitted Purchase Price Amount for the Loan Year in which the acquisition is to be consummated and the Aggregate Purchase Price calculated with respect to the acquisition in question does not exceed the Permitted Cumulative Purchase Price Amount for the Loan Year in which the acquisition is to be consummated. As used in this clause (vi) the following terms have the following meanings:

                    "Purchase Price" means, as of any date of determination  and with respect to any acquisition, the purchase price to be paid for the equity interests issued by the Target or the assets of the Target, including all cash consideration paid (whether classified as purchase price, noncompete payments, consulting

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

               payments or otherwise and without regard to whether such amount is paid at closing or paid over time but excluding the amount of any finance charges attributable to deferred payments and excluding amounts payable as salary and benefits under any employment agreement entered into with the seller for the purpose of retaining the seller as an active officer or employee of Borrower or a Subsidiary) and the Dollar value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (excluding however the value of all capital stock of Borrower issued or to be issued to the seller) all valued in accordance with the applicable Purchase Agreements.

                    "Permitted  Purchase Price Amount" means,  in any Loan Year, the sum of (A) amount set forth in the table below under the heading "Per Transaction Limit" opposite the Loan Year in which the proposed acquisition will be consummated plus (B), with respect to the third Loan Year only, the lesser of the Carryover Amount or Ten Million Dollars ($10,000,000):



                       Loan Year                Per Transaction Limit
                     ------------            --------------------------
                          1                         $15,000,000
                          2                         $15,000,000
                          3                         $ 5,000,000
                          4                         $ 5,000,000
                          5                         $ 5,000,000


                    "Carryover  Amount" means the sum of (A) the amount by which the Permitted Cumulative Purchase Price Amount applicable to the first Loan Year exceeded the Aggregate Purchase Price calculated with respect to Permitted Acquisitions consummated in the first Loan Year plus (B) the amount by which the Permitted Cumulative Purchase Price Amount applicable to the second Loan Year exceeded the Aggregate Purchase Price calculated with respect to Permitted Acquisitions consummated in the second Loan Year.

                    "Aggregate   Purchase  Price"  means,  as  of  any  date  of
               determination and in connection with any proposed acquisition, the sum of (a) the Purchase Price to be paid for the equity interests issued by the Target or for the assets of the Target plus (b) the aggregate amount of the Purchase Prices paid for all equity interest issued by all the other Targets or for the assets of all the other Targets purchased in the same Loan Year.

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

                    "Permitted  Cumulative  Purchase Price Amount" means, in any
               Loan Year, the sum of (A) amount set forth in the table below under the heading "Yearly Limit" opposite the Loan Year in which the proposed acquisition will be consummated plus (B), with respect to the third Loan Year only, the lesser of the Carryover Amount or Ten Million Dollars ($10,000,000):


                    Loan Year                     Yearly Limit
                   -----------                  ----------------
                        1                         $25,000,000
                        2                         $25,000,000
                        3                         $ 5,000,000
                        4                         $ 5,000,000
                        5                         $ 5,000,000


          (vii)the Calculated EBITDA of the Target or, as applicable, the Calculated EBITDA of the Target attributable to such assets acquired, for the most recently completed twelve (12) month period prior to the closing of the proposed acquisition for which financial statements are available is at least $1.00. The term "Calculated EBITDA" means, for any period, the sum of the following, each calculated without duplication for the Target or the assets acquired for such period: (1) EBITDA; plus (2) all of those verifiable expenses which have been deducted in calculating Net Income for such period and which will be eliminated in the future upon the consummation of the proposed acquisition; minus
               (3) all income or gains which have been added in calculating Net Income for such period and which will be eliminated in the future upon the consummation of the proposed acquisition;

          (viii) The average daily amount of the Borrowing Availability for the thirty (30) day period prior to the date that Borrower provides notice to the Agent and the Banks of the proposed acquisition (which date must not be more than thirty (30) days prior to the date that the acquisition is actually consummated) and calculated as if the acquisition was consummated and any borrowing under the Revolving Loan in connection with such acquisition occurred on the first (1st) day of such period, shall equal or exceed Twenty-Five Million Dollars ($25,000,000);

          (ix) If the acquisition is an acquisition of the equity interests issued by or assets of a Target organized in a jurisdiction located outside of the United States of America (a "Foreign Target") then the sum of (A) the total of all Purchased Prices paid to acquire all equity interest issued by all Foreign Targets and assets of Foreign Targets previously acquired plus (B)the total Purchase Price to be paid to acquire the equity interest issued by or assets of the Foreign Target in question shall at no time exceed the sum of (1) Three Million Dollars ($3,000,000) minus (2) all loans and advances made by Borrower to all Subsidiaries organized under

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

               the laws of a jurisdiction located outside the United States of America which are outstanding as of the date of determination;

          (x) Any Debt (excluding debt of the type described in clause (j) of the definition of Debt) incurred in connection with the proposed acquisition owed to third parties must be incurred payable to the order of the seller in such acquisition, and must be subordinate to the Obligations on terms and conditions acceptable to Agent and, as long as the Indenture has not been satisfied and discharged, must be permitted by the terms of the Indenture; and

          (xi) As long as the Indenture has not been satisfied and discharged, Borrower will be in compliance with Section 4.11 of the Indenture after giving effect to any advance under the Revolving
               Commitments utilized to fund the Purchase Price for the acquisition in question.

     (c) Purchase Agreements. Agent shall have received executed copies of the Purchase Agreements relating to the acquisition within thirty (30) days after the acquisition is closed. Prior to or simultaneously with the closing of the proposed acquisition: (i) the Purchase Agreements shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the proposed acquisition is required to occur) except those for which prior written notice was provided to Agent; (ii) none of the parties to the Purchase Agreements shall have failed to perform any material obligation or covenant required by the Purchase Agreements to be performed or complied with by it on or before the date of the closing of the proposed acquisition; and (iii) Agent shall have received a certificate from Borrower's chief financial officer or treasurer to the effect set forth in clauses (i) and (ii) above.

     (d) Proposed Acquiree Loan Documents. If the proposed acquisition is an acquisition of the stock or other equity interests issued by a Target, then whether or not the Target will be a Significant Subsidiary (i) the Target shall execute and deliver to Agent a Guaranty unless it is a Foreign Target, (ii) the Borrower or Subsidiary acquiring the stock or other equity interest shall execute and deliver to the Agent an amendment to its pledge agreement (or, if applicable, a pledge agreement in similar form to the Borrower Pledge Agreement) pledging as collateral thereunder the stock or other equity interests issued by the Target or, if the Target is a Foreign Target, sixty-six percent (66%) of such stock or other equity interests, and (iii) the Borrower shall deliver to the Agent the certificates representing the stock or other equity interests issued by the Target as so pledged together with undated stock powers or assignments, as applicable duly executed in blank.

Notwithstanding the foregoing, if Borrower or a Subsidiary is acquiring the right to obtain from third parties the raw materials utilized in the Borrower's or a Subsidiary's business (a "Route Purchase"), the Purchase Price paid for the Route Purchase in question does not exceed Two Hundred Fifty Thousand Dollars ($250,000), and the aggregate amount of the Purchase Prices paid for all Route

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

Purchases consummated in the same Fiscal Year does not exceed Five Hundred Thousand Dollars ($500,000), then neither the Borrower nor the applicable Subsidiary need comply with any of the conditions listed in clauses (a) through
(d) above in this Section 10.3 with respect to the Route Purchase in question.

     Section 10.4 Restricted Junior Payments. Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or other equity interest to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of Borrower or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity interest of Borrower or any of its Subsidiaries now or hereafter outstanding except that:

          (i) Borrower may purchase its common stock (or any outstanding warrants, options or other rights to acquire shares of its common stock, which together with its common stock are herein referred to as the "Common Stock Securities") if at the time of such purchase the following conditions are satisfied:

                         (A) No Default exists or would result therefrom;

                         (B) after  giving  effect to the  purchase in question,
                    the aggregate amount actually paid by Borrower for the purchase of its Common Stock Securities in any Fiscal Year of Borrower shall not exceed Ten Million Dollars ($10,000,000);

                         (C) The average daily amount of the Borrowing Availability for the thirty (30) day period prior to the date that Borrower provides notice to the Agent and the Banks of the proposed purchase and calculated as if the purchase was consummated and any borrowing under the Revolving Loan in connection with such purchase occurred on the first (1st) day of such period, shall equal or exceed Twenty-Five Million Dollars ($25,000,000); and

                         (D) Within Ten (10) days after the  purchase,  Borrower
                    shall have provided Agent and each Bank written notice of the purchase, such notice to identify the seller, the number of shares purchased and the purchase price for such shares and to be accompanied with calculations demonstrating compliance with clauses (B) and (C) of this Section 10.4(i); and

          (ii) Subsidiaries of Borrower may make, declare and pay dividends and make other distributions with respect to their common stock to the extent necessary to permit Borrower to pay the Obligations, to make any payments permitted under clause (i) above and to permit Borrower to pay expenses incurred in the ordinary course of business.

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

     Section 10.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

     (a) Capital contributions and investments in a Subsidiary created to facilitate the acquisition of a Target through the merger of the Subsidiary with the Target in a Permitted Acquisition; provided that the aggregate amount contributed or invested in each such Subsidiary does not exceed One Thousand Dollars ($1,000.00);

     (b) Borrower may own stock of the Subsidiaries existing on the Closing Date and notes payable by Subsidiaries in accordance with the restrictions set forth in Section 10.1;

     (c) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

     (d) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of Fifty Million Dollars ($50,000,000);

     (e) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

     (f) loans and advances to employees for business expenses incurred in the ordinary course of business not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any time outstanding;

     (g)  existing investments described on Schedule 10.5 hereto;

     (h) the purchase and ownership of any stock or other equity interests of a Target acquired in a Permitted Acquisition;

     (i) advances to Raw Material Suppliers as prepayments on raw material purchases; provided that, (i) such raw materials are acquired and utilized by Borrower or a Subsidiary in the ordinary course of business and (ii) the aggregate amount of such advances at any time outstanding shall never exceed the sum of (A) Two Million Dollars ($2,000,000) minus (B) the aggregate principal amount of all Debt of Raw Material Suppliers which is outstanding on the date of determination and which is Guaranteed by Borrower or any Subsidiary;

     (j) loans evidencing the deferred payment of the purchase price of the assets disposed of pursuant to subsection 10.8(d); and

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

     (k) loans, advances or investments in addition to those described in clauses (a) through (j) of this Section 10.5 if the aggregate principal amount of such loans and advances outstanding plus the aggregate acquisition cost of the outstanding investments never exceeds Four Million Dollars ($4,000,000).

     Section 10.6 Limitation on Issuance of Capital Stock. The Borrower will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock or other equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock or other equity interests, or (c) any option, warrant, or other right to acquire any of its capital stock or other equity interests.

     Section 10.7 Transactions With Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

     Section 10.8 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of unnecessary, obsolete or worn out equipment;
(c) sales, leases or other dispositions of vehicles so long as the Borrower uses the net proceeds of such sales to acquire replacement vehicles; (d) the sale of the assets disclosed on Schedule 10.8 at any time that no Default exists in one or more arm's length transactions; provided that, each asset is sold for fair value, the Borrower provides the Agent and the Banks written notice of any such sale not later than five (5) Business Days after the date of the actual sale and no Default would result therefrom; and (e) other sales or dispositions of assets for fair value paid in cash at the closing of the disposition and in arm's length transactions; provided that with respect to any asset disposed of pursuant to the permissions of this clause (e):

          (i)  no Default exists or would result from such disposition;

          (ii) Borrower shall have provided the Agent and each Bank written notice of the proposed disposition not less than ten (10) Business Days prior to the date of the proposed disposition and a certification demonstrating compliances with clauses (i), (iii) and (iv) of this subsection (e);

          (iii)the sales price for the assets sold (as determined in accordance with the applicable sale agreement) in such transaction or group of related transactions does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000); and

          (iv) the aggregate sales prices for all the assets sold (as determined in accordance with the applicable sale agreements) in a Loan Year under the permissions of this clause (e) does not exceed the Annual Cap for the Loan Year in which the sale occurred.


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


As used in this Section 10.8, "Annual Cap" means, in any Loan Year, the amount set forth in the table below under the heading "Cap" opposite the Loan Year in which the proposed sale will be consummated, provided that with respect to the second Loan Year only, the Annual Cap shall be the lesser of (i) such amount applicable to Loan Year 2, or (ii) the sum of Ten Million Dollars ($10,000,000) plus the amount by which the Annual Cap for the first Loan Year exceeded the aggregate sales prices (as determined in accordance with the applicable sale agreements) of all the assets disposed of under the permissions of clause (e) of this Section 10.8 in the first Loan Year.


         Loan Year                              Cap
     ----------------------             -------------------
             1                              $15,000,000
             2                              $15,000,000
             3 and each
                Loan Year thereafter        $10,000,000


     Section 10.9 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

     Section 10.10 Lines of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof and any businesses which utilize processes similar to those utilized by the Borrower.

     Section 10.11 Subordinated Notes. Borrower will not amend the terms of the Indenture or the Subordinated Notes.

                                   ARTICLE 11

                               Financial Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants:

     Section 11.1 Consolidated Net Worth. Borrower will at all times maintain Consolidated Net Worth in an amount not less than the sum of (a) Sixty-Two Million Five Hundred Ninety-Four Thousand Dollars ($62,594,000) plus (b) fifty percent (50%) of the Borrower's Net Income for each Fiscal Quarter, beginning with the Fiscal Quarter ended on or about June 30, 1997, to the extent the Fiscal Quarter has been completed. If Net Income for a fiscal quarter is negative, no adjustment to the requisite level of Consolidated Net Worth shall be made. The phrase "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries.

CREDIT AGREEMENT - PAGE 56

FINS2DAL:45483.8  05009-00034

     Section 11.2 Funded Debt to Adjusted EBITDA. As of the end of each Fiscal Quarter, Borrower shall not permit the ratio of Funded Debt as of the date of determination to Adjusted EBITDA for the four (4) Fiscal Quarters then ending to exceed (A) 3.25 to 1.0 for each Fiscal Quarter end occurring in the period from the Closing Date through and including the third Fiscal Quarter of the Borrower's Fiscal Year ending in 1997; (B) 3.00 to 1.0 for each Fiscal Quarter end occurring in the period from and excluding the third Fiscal Quarter of Borrower's Fiscal Year ending in 1997 through and including the Fiscal Year ending in 1998; and (C) 2.75 to 1.00 for each Fiscal Quarter end after the Fiscal Year ending in 1998. The phrase "Funded Debt" means, as of any Fiscal Quarter end, the sum of all the Debt of Borrower and the Subsidiaries determined on a consolidated basis of the type described in clauses (a), (b) and (d) of the definition thereof then outstanding. The phrase "Adjusted EBITDA" means, for any period, the total of the following calculated without duplication for such period: (i) the Borrower's EBITDA; plus (ii) when calculating Adjusted EBITDA for any period which includes the first Fiscal Quarter of 1997, but only to the extent deducted in the calculation of Net Income of Borrower for such period, One Million Six Hundred Sixty Thousand Dollars ($1,660,000) paid by Borrower to Ken Ghazey, pursuant to the provisions of Borrower's stock option plan applicable to Mr. Ghazey in return for the cancellation of the vested portion of the options granted to Mr. Ghazey to purchase 123,626 shares of Borrower's common stock; plus (iii) when calculating Adjusted EBITDA for any period which includes the fourth Fiscal Quarter of 1996, but only to the extent deducted in calculating Net Income of Borrower for such period, the loss contingency reserve arising in connection with the settlement entered into by the Borrower with the United States of America relating to the Borrower's alleged violation of Environmental Laws at its Blue Earth Minnesota Plant in the amount of Six Million Seventy-Five Thousand Dollars ($6,075,000).

     Section 11.3 Fixed Charge Coverage. As of the end of each Fiscal Quarter, the Borrower shall not permit the ratio of Operating Cash Flow to Fixed Charges to be less than the ratio set forth in the table below opposite the period set forth in the table below during which such Fiscal Quarter end occurs, computed on the basis of the Operating Cash Flow and Fixed Charges for the four (4) Fiscal Quarters then ended.



                         Period
  ---------------------------------------------------------         Ratio
     From and excluding             To and including
   ----------------------        --------------------------     ---------------
   Closing Date                  2nd Fiscal Quarter of 1998        1.10 to 1
   2nd Fiscal Quarter of 1998    2nd Fiscal Quarter of 1999        1.15 to 1
   2nd Fiscal Quarter of 1999    Each Fiscal Quarter thereafter    1.20 to 1


The phrase "Operating Cash Flow" means, for any period, the total of the following for Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period: (a) Adjusted EBITDA; minus (b) cash federal and state income taxes paid; minus (c) all Capital Expenditures. The phrase "Fixed Charges" means, for any period, the total of the following for Borrower and the Subsidiaries calculated on a consolidated basis without duplication for


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

such period: (A) the amount of interest expense actually paid in cash, plus (B) scheduled amortization of Debt paid or payable (excluding, to the extent included, nonpermanent principal repayments under the Revolving Loans, the noninterest portion of all payments made under noncompete, consulting and similar agreements and the optional redemption payments on the Subordinated
Debt).

     Section 11.4 Capital Expenditure Limits. The aggregate amount of all Capital Expenditures of Borrower and the Subsidiaries during any Fiscal Year will not exceed the applicable Capital Expenditure Limit for such Fiscal Year, and the aggregate amount of all Capital Expenditures which are not Clean Star Expenditures (all Capital Expenditures other than the Clean Star Expenditures, herein the "General Capital Expenditures") shall never exceed the General Basket. The term "Capital Expenditure Limit" means, for each Fiscal Year set forth below, the sum of (i) the Dollar amount set forth in the table below in this Section 11.4 opposite the applicable Fiscal Year (the Dollar amount as set forth for each Fiscal Year is herein called the "Annual Limit") plus (ii) the lesser of (a) the portion of the Annual Limit from the immediately preceding Fiscal Year which was not expended by Borrower for Capital Expenditures in such preceding Fiscal Year or (b) Five Million Dollars ($5,000,000) (the lesser of the foregoing, herein the "Leftover Amount," and the sum of clause (i) and (ii) herein the "General Basket") plus (iii) with respect to Clean Star Expenditures only, Five Million Dollars ($5,000,000) (the "Clean Star Basket"). In calculating the Leftover Amount for any Fiscal Year, the Annual Limit applicable to the previous Fiscal Year shall be deemed to have been utilized first by any Capital Expenditures made in such Fiscal Year. In calculating the Capital Expenditure Limit for any Fiscal Year, Clean Star Expenditures shall first be counted against the General Basket and when the aggregate amount of General Capital Expenditures and Clean Star Expenditures in a Fiscal Year equal the General Basket for such Fiscal Year (a) no further General Capital Expenditures may be made and (b) additional Clean Star Expenditures may be made only in an amount up to an additional Five Million Dollars ($5,000,000) (i.e., the Clean Star Basket).


          Fiscal Year                        Annual Limit
      =======================          ======================
           1997                             $30,000,000.00
           1998                             $31,000,000.00
           1999                             $32,000,000.00
      -----------------------          ----------------------
           2000                             $33,000,000.00
      -----------------------          ----------------------
           2001                             $34,000,000.00
           2002                             $14,583,333.00


The term "Clean Star Expenditures" means, for any period, all Capital Expenditures made in connection with the Borrower's Clean Star 2000TM grease collection program. Notwithstanding the forgoing, the Leftover Amount and the Clean Star Basket applicable to the 2002 Fiscal Year shall not exceed an amount equal to forty-one percent (41%) of the amount thereof otherwise calculated in accordance with the terms of this Section 11.4.


CREDIT AGREEMENT - PAGE 58

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

                                   ARTICLE 12

                                     Default

     Section 12.1 Events of Default. Each of the following shall be deemed an "Event of Default":

     (a) The Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof; (ii) within three (3) Business Days of the date due any interest or fees payable under the Loan Documents or any part thereof; and (iii) within five (5) Business Days of the date due any other Obligation or any part thereof.

     (b) Any representation, warranty or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

     (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 9.1, Article 10, or
          Article 11 of this Agreement or Section 2.4 or 2.6 of the Borrower Pledge Agreement. Any Subsidiary shall fail to perform, observe or comply with any covenant, agreement or term contained in paragraph 9 of the Guaranty to which it is a party.

     (d) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in subsection 12.1(c)) and such failure shall continue for a period of fifteen (15) Business Days after the earlier of (i) the date the Agent or any Bank provides Borrower with notice thereof or (ii) the date the Borrower should have notified the Agent thereof in accordance with subsection 9.1(g), notice thereof.

     (e) The Borrower, any Subsidiary, or any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.


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

     (f) A proceeding or case shall be commenced, without the application, approval or consent of the Borrower, any Subsidiary, or any Obligated Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Subsidiary or Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower, any Subsidiary, or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

     (g) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of One Million Dollars ($1,000,000) against any of its assets or properties.

     (h) A final judgment or judgments for the payment of money in excess of One Million Dollars ($1,000,000) in the aggregate shall be rendered by a court or courts against the Borrower, any Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal. The Court approval of the Borrower's settlement with the United States Attorney relating to the alleged violations of Environmental Laws at the Borrower's Blue Earth, Minnesota plant (as such settlement is described in Borrower's Form 10-Q filed with the United States Securities and Exchange Commission for the three (3) months ended March 29, 1997), shall not, in and of itself, constitute an Event of Default under this clause (h).

     (i) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds One Million Dollars ($1,000,000) (other than the Obligations but including the Subordinated Notes), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

CREDIT AGREEMENT - PAGE 60

FINS2DAL:45483.8  05009-00034

     (j)  This  Agreement,  the Borrower Pledge  Agreement,  any Guaranty or any
          Note shall cease to be in full force and effect (other than, with respect to a Guaranty, as a result of a permitted dissolution pursuant to Section 10.3) or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of the Agent or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

     (k) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Million Dollars ($1,000,000).

     (l) Any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act other than Morgens Waterfall Vintiadis & Co., Inc. and its Affiliates, acquires "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act) in excess of fifty percent (50%) of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower.

     Section 12.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

     (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.


CREDIT AGREEMENT - PAGE 61

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

     (b) Termination of Commitments. Terminate the Commitments, including, without limitation, the obligation of the Agent to issue Letters of Credit, without notice to the Borrower.

     (c)  Judgment. Reduce any claim to judgment.

     (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

     (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Section 12.1(e) or (f), the Commitments of all of the Banks shall automatically terminate (including, without limitation, the obligation of the Agent to issue Letters of Credit), and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     Section 12.3 Cash Collateral. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or Required Banks, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

     Section 12.4 Performance by the Agent. If the Borrower or any Obligated Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower or any Obligated Party under any Loan Document or any of the other Loan Documents.

     Section 12.5 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general, time, demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and

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

all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Bank shall have made any demand under such Loan Documents and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                                   ARTICLE 13

                                    The Agent

     Section 13.1 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes BankBoston, N.A. to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;
(ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

     Section 13.2 Rights of Agent as a Bank. With respect to its Commitment, the Loans made by it and the Notes issued to it, BankBoston, N.A. (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights

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

and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with the Borrower, any of its Subsidiaries, any Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

     Section 13.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 13.1) take such action with respect to such Default as shall be directed by Required Banks, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Banks.

     Section 13.4 Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 14.1 AND 14.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 14.1 AND 14.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON

CREDIT AGREEMENT - PAGE 64

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

THE BASIS OF THE COMMITMENTS PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

     Section 13.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, the Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

     Section 13.6 Several Commitments. The Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Loan, each nondefaulting bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

     Section 13.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent with the Borrower's consent, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000).

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

Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligation and duties of the resigning or removed Agent including all obligations under any Letters of Credit and Swingline Loans, and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents, including, without limitation, its obligations under all Letters of Credit and under the Swingline Commitment. After any Agent's resignation or removal as Agent, the provisions of this
Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

     Section 13.8 Agent Fee. The Borrower agrees to pay to the Agent on the Closing Date and each anniversary of the Closing Date the administrative agent fee described in that certain commitment letter dated May 15, 1997, between the Borrower and BankBoston, N.A.

     Section 13.9 Co-Agent. Comerica Bank, Credit Lyonnais New York Branch and Wells Fargo Bank (Texas), National Association have each been designated as a co-agent hereunder for no reason other than in recognition of the level of their respective Commitments. No such Bank is therefore an agent for the Banks nor shall any such Bank have any obligations under the Loan Documents other than those arising in its capacity as a Bank.

                                   ARTICLE 14

                                  Miscellaneous

     Section 14.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all costs and expenses of the Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents executed and delivered on the Closing Date, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent in accordance with the terms of that certain legal fee proposal letter from Jenkens & Gilchrist, a Professional Corporation to BankBoston, N.A. dated April 28, 1997; (b) all costs and expenses of the Agent arising in connection with the preparation, negotiation, execution and delivery of any of the Loan Documents executed and delivered after the Closing Date and any and all amendments or other modifications to the Loan Documents, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent; (c) all fees, costs and expenses of the Agent arising in connection with any Letter of Credit or any Swingline Loan, including the Agent's customary fees for amendments, transfers and drawings on Letters of Credit; (d) all costs and expenses of the Agent and the Banks in connection with any Default and the enforcement of any Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and each Bank; (e) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (f) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; and (g) all other costs and expenses incurred by the Agent in connection with any Loan Document.


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

     Section 14.2 Indemnification. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS
CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (G) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE AGENT OR ANY BANK IN RESPECT OF ANY LETTER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE
INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS OR EXPENSES ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

     Section 14.3 Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower and, by the execution of the Loan Documents, to which it is a party each Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Borrower or any Obligated Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

     Section 14.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

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

     Section 14.5 No Fiduciary Relationship. The relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other and any Bank to be other than that of debtor and creditor.

     Section 14.6 Equitable Relief. The Borrower recognizes that in the event the Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 14.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 14.8 Successors and Assigns.

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Letter of Credit Liabilities and Swingline Loans which it has made or in which it has a participating interest); provided, however, that (i) such Bank's obligations under the Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes and owner of its participation or other interests in Letter of Credit Liabilities and Swingline Loans for all purposes of any Loan Document,
          (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under any Loan Document, other than the right to vote upon or consent to (1) any increase of such Bank's Commitments, (2) any

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

          Commitments, (2) any reduction of the principal amount of, or interest to be paid on, the Loans or other Obligations of such Bank, (3) any reduction of any commitment fee, letter of credit fee, or other amount payable to such Bank under any Loan Document, (4) any postponement of any date for the payment of any amount payable in respect of the Loans or other Obligations of such Bank, or (5) the release of any Collateral or the release of the Borrower or any Obligated Party from liability arising under the Loan Documents (except as may otherwise result from a dissolution permitted under Section 10.3).

     (b) The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to one or more commercial banks, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) (herein an "Eligible Assignee") all, or a proportionate part of all, of its rights and obligations under the Loan Documents (including, without limitation, its Commitments and Loans and participation interests) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under the Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under the Loan Documents, the amount of the Commitments of the assigning Bank being assigned or if any Commitment has terminated, the outstanding principal amount of the related Loans, pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Ten Million Dollars ($10,000,000), (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the assignor or assignee (and not the Borrower); and (iv) the Borrower and the Agent must consent to such assignment, which consent shall not be unreasonably withheld, with such consents to be evidenced by the Borrower's and the Agent's execution of the Assignment and Acceptance; provided however, neither the Agent's nor the Borrower's consent shall be required if the Assignee is an Affiliate of the Assigning Bank. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).


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

     (c) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to and Letter of Credit Liabilities and Swingline Loans participated in by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "F" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments or Loans, Notes to the order of the assigning Bank in an amount equal to the Commitments and Loans retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the applicable Exhibit hereto.

     (e) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.

     Section 14.9 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article 6 and Sections 14.1 and 14.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.


CREDIT AGREEMENT - PAGE 70

FINS2DAL:45483.8  05009-00034

     Section 14.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIREAGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (INCLUDING, WITHOUT LIMITATION, THAT CERTAIN COMMITMENT LETTER DATED MAY 15, 1997 AMONG BORROWER, BANKBOSTON, N.A., AND BANCBOSTON SECURITIES, INC.) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

     Section 14.11 Amendments. No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks (except as permitted by Section 9.10 with respect to amendments to Schedule 8.14) and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase Commitments of the Banks; (b) reduce the principal of, or interest on, the Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder; (d) waive or amend any of the conditions specified in Article 7; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the Letter of Credit Liabilities or the number of Banks which shall be required for the Banks or any of them to take any action under any Loan Document; (f) change any provision contained in this Section 14.11; or (g) release any Collateral or release the Borrower or any Obligated Party from liability, including, but not limited to, the release of any Obligated Party from a Guaranty or other Loan Document. Notwithstanding anything to the contrary contained in this Section, no amendment waiver, or consent shall be made with respect to Sections 2.7 or 2.8 or Article 13 hereof without the prior written consent of the Agent.

     Section 14.12 Maximum Interest Rate.

     (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

     (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan

CREDIT AGREEMENT - PAGE 71

FINS2DAL:45483.8  05009-00034

          Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

     Section 14.13 Notices. All notices and other communications provided for in any Loan Document to which the Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for Borrower; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three
(3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to
Section 2.7 or 5.3 shall not be effective until received by the Agent.

     Section 14.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     Section 14.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 14.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 14.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.


CREDIT AGREEMENT - PAGE 72

FINS2DAL:45483.8  05009-00034

     Section 14.18 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

     Section 14.19 Construction. The Borrower, each Obligated Party (by its execution of the Loan Documents to which it is a party), the Agent and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

     Section 14.20 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 14.21 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     Section 14.22 Confidentiality. Agent and each Bank (each a "Lending Party") agrees to keep any Designated Information (as defined below) delivered or made available by the Borrower to it confidential from anyone other than Persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; provided that nothing herein shall prevent any Lending Party from disclosing such Designated Information (a) to any other Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (f) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lending Party's legal counsel and independent auditors, (i) to any Affiliate of such Lending Party, solely in connection with this Agreement, and (j) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee of any of its rights and obligations under the


CREDIT AGREEMENT - PAGE 73

FINS2DAL:45483.8  05009-00034

     Loan Documents in accordance with the terms hereof. The term "Designated Information" means any information which has been designated by the Borrower in writing as confidential.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              BORROWER:

                              DARLING INTERNATIONAL INC.


                              By:  /s/ Brad Phillips
                                 ---------------------------
                                       Brad Phillips
                                       Treasurer


                              Address for Notices:

                              251 O'Conner Ridge Blvd., Suite 300
                              Irving, Texas 75038
                              Fax No.: 972-717-1588
                              Telephone No.: 972-717-0300
                              Attention:        Treasurer



CREDIT AGREEMENT - PAGE 74

FINS2DAL:45483.8  05009-00034

                                     AGENT:
                                     ------
Revolving Commitment:                BANKBOSTON, N.A.,
                                     individually as a Bank and as the Agent
$19,444,444.46

Swingline Commitment:                By:  /s/ Stephen Y. McGehee
                                         -----------------------
$10,000,000.00                                Stephen Y. McGehee
                                              Director

Term Commitment:                     Address for Notices:
                                     -------------------
$5,555,555.54                        100 Federal Street
                                     Mail Stop 01-09-06
                                     Boston, MA 02110
                                     Fax No. 617-434-2309
                                     Telephone No.:617-434-7860
                                     Attention:  Leigh Ann Ingalls


                                     With a copy to:
                                     --------------
                                     115 Perimeter Center Place, N.E.
                                     Suite 500
                                     Atlanta, Georgia 30346
                                     Fax No.: 770-393-4166
                                     Telephone No.: 770-390-6524
                                     Attention: Stephen Y. McGehee


                                     Lending Office for Base Rate
                                     Accounts and Libor Accounts:
                                     -----------------------------
                                     100 Federal Street
                                     Boston, MA 02110


CREDIT AGREEMENT - PAGE 75

FINS2DAL:45483.8  05009-00034

                                 CO-AGENTS:
                                 ---------
Revolving Commitment:            CREDIT LYONNAIS NEW YORK BRANCH

$16,333,333.33
                                 By: /s/ Robert Ivosevich
Term Commitment:                          Name:  Robert Ivosevich
                                          Title: Sr. Vice President
$4,666,666.67

                                 Address for Notices:
                                 -------------------
                                          In care of:
                                 Credit Lyonnais Dallas Representative Office
                                 2200 Ross Avenue, Suite 4400W
                                 Dallas, Texas 75201
                                 Fax No.: 214-220-2323
                                 Telephone: 214-220-2300
                                 Attention: Sean Davenport


                                 Lending Office for Base Rate Accounts and
                                 Libor Accounts:
                                 --------------------------------------
                                 Credit Lyonnais New York Branch
                                 1301 Avenue of the Americas
                                 New York, New York 10019



CREDIT AGREEMENT - PAGE 76

FINS2DAL:45483.8  05009-00034

Revolving Commitment:                COMERICA BANK

$16,333,333.33
                                     By:  /s/ Reginald M. Goldsmith, III
                                        -----------------------------------
Term Commitment:                              Reginald M. Goldsmith, III
                                              Vice President
$4,666,666.67

                                     Address for Notices:
                                     --------------------
                                     4100 Spring Valley Road, Suite 900
                                     Dallas, Texas  75244
                                     Fax No.214-818-2550
                                     Telephone No.214-818-2548
                                     Attn:  Reginald M. Goldsmith


                                     Lending Office for Base Rate Accounts and
                                     Libor Accounts:
                                     ---------------------------------------
                                     500 Woodward Avenue, 9th Floor
                                     Detroit, MI 48266
                                     Attn: Tina Azar



CREDIT AGREEMENT - PAGE 77

FINS2DAL:45483.8  05009-00034

Revolving Commitment:            WELLS FARGO BANK (TEXAS), NATIONAL
                                 ASSOCIATION
$16,333,333.33

Term Commitment:                 By: /s/ Mary Jo Hoch
                                    ------------------------
$4,666,666.67                            Mary Jo Hoch
                                         Vice President


                                 Address for Notices:
                                 -------------------
                                 1445 Ross Avenue, 3rd Floor
                                 Dallas, Texas  75202
                                 Fax No.  214-740-1543
                                 Telephone No. 214-740-1551
                                 Attention: Mary Jo Hoch


                                 With a copy to:
                                 --------------
                                 201 3rd Street, 8th Floor
                                 San Francisco, CA  94103
                                 Telecopy No.415-979-0675
                                 Telephone No. 415-477-5433
                                 Attention: Judy Chan


                                 Lending Office for Base Rate Accounts and
                                 Libor Accounts:
                                 ------------------------------------
                                 201 3rd Street, 8th Floor
                                 San Francisco, CA  94103
                                 Telecopy No.415-979-0675
                                 Telephone No. 415-477-5433
                                 Attention: Judy Chan



CREDIT AGREEMENT - PAGE 78

FINS2DAL:45483.8  05009-00034

                                      OTHER BANKS:
                                      -----------

Revolving Commitment:                 HARRIS TRUST AND SAVINGS BANK

$16,333,333.33
                                      By: /s/ Mary L. Burke
                                         -------------------------
Term Commitment:                               Mary L. Burke
                                               Vice President
$4,666,666.67

                                      Address for Notices:
                                      -------------------
                                      111 West Monroe Street, 18 West Floor
                                      Chicago, Illinois  60603
                                      Fax No.: 312-461-2744
                                      Telephone No.: 312-461-2121
                                      Attention:  Mary L. Burke


                                      Lending Office for Base Rate Accounts and
                                      Libor Accounts:
                                      ----------------------------------------
                                      111 West Monroe
                                      Chicago, Illinois  60603




CREDIT AGREEMENT - PAGE 79

FINS2DAL:45483.8  05009-00034

Revolving Commitment:                 THE FIRST NATIONAL BANK OF CHICAGO

$16,333,333.33
                                      By: /s/ Courtenay R. Wood
                                          ----------------------------
Term Commitment:                               Name:Courtenay R. Wood
                                               Title:  Vice President
$4,666,666.67


                                      Address for Notices:
                                      -------------------
                                      One First National Plaza, Suite 0324/1-10
                                      Chicago, Illinois  60670
                                      Fax No.: 312-732-2991
                                      Telephone:  312-732-1706
                                      Attention: Cory M. Olson


                                      Lending Office for Base Rate Accounts and
                                      Libor Accounts:
                                      ----------------------------------------
                                      One First National Plaza
                                      Suite /1-10
                                      Chicago, Illinois  60670




CREDIT AGREEMENT - PAGE 80

FINS2DAL:45483.8  05009-00034

Revolving Commitment:              HIBERNIA NATIONAL BANK

$10,111,111.11
                                   By: /s/ Christopher B. Pitre
                                      --------------------------------
Term Commitment:                            Name: Christopher B. Pitre
                                            Title: Asst. Vice President
$2,888,888.89

                                   Address for Notices:
                                   -------------------
                                   313 Carondelet, 12th Floor
                                   New Orleans, LA  70131
                                   Fax No.  504-533-5344
                                   Telephone No. 504-533-2878
                                   Attention: Christopher B. Pitre


                                   Lending Office for Base Rate Accounts and
                                   Libor Accounts:
                                   --------------------------------------
                                   313 Carondelet, 12th Floor
                                   New Orleans, LA  70131




CREDIT AGREEMENT - PAGE 81

FINS2DAL:45483.8  05009-00034

Revolving Commitment:             THE SUMITOMO BANK, LIMITED

$10,111,111.11
                                  By: /s/ Julie A. Schell
                                    ------------------------------
Term Commitment:                           Julie A. Schell
                                           Vice President
$2,888,888.89
                                  By: /s/Kirk L. Stites
                                     -------------------------------
                                           Kirk L. Stites
                                           Vice President and Manager


                                  Address for Notices:
                                  -------------------
                                  1601 Elm Street, Suite 4250
                                  Dallas, Texas  75201
                                  Fax No.   214-979-0571
                                  Telephone No.:  214-979-3212
                                  Attention: Julie A. Schell


                                  Lending Office for Base Rate Accounts and
                                  Libor Accounts:
                                  ---------------------------------------
                                  233 South Wacker Drive
                                  Chicago, Illinois  60603



CREDIT AGREEMENT - PAGE 82

FINS2DAL:45483.8  05009-00034

Revolving Commitment:             SUNTRUST BANK, ATLANTA

$10,111,111.11
                                  By: /s/ F. Steven Parrish
                                     ---------------------------
Term Commitment:                           F. Steven Parrish
                                           Vice President
$2,888,888.89
                                  By: /s/ Brian M. Davis
                                     ---------------------------
                                           Name: Brian M. Davis
                                           Title:  Asst. Vice President


                                  Address for Notices:
                                  -------------------
                                  25 Park Place
                                  P.O. Box 4418, Mail Code 176
                                  Atlanta, GA  30302
                                  Fax No.: 404-230-5305
                                  Telephone No.: 404-724-3923
                                  Attention: F. Steven Parrish


                                  Lending Office for Base Rate Accounts and
                                  Libor Accounts:
                                  ----------------------------------------
                                  25 Park Place
                                  P.O. Box 4418, Mail Code 176
                                  Atlanta, GA  30302
                                  Fax No.:  404-230-5305
                                  Telephone No.  404-230-4224



CREDIT AGREEMENT - PAGE 83

FINS2DAL:45483.8  05009-00034

Revolving Commitment:              CAISSE NATIONALE DE CREDIT AGRICOLE

$7,777,777.78
                                   By: /s/ W. Leroy Startz
                                      -------------------------------
Term Commitment:                            Name:  W. Leroy Startz
                                            Title:  First Vice President
$2,222,222.22


                                   Address for Notices:
                                   --------------------
                                   55 East Monroe, Suite 4700
                                   Chicago, Illinois  60603
                                   Fax: No.  312-372-3455
                                   Telephone: 312-917-7568
                                   Attention:  Bradley Peterson


                                   Lending Office for Base Rate Accounts and
                                   Libor Accounts:
                                   ---------------------------------------
                                   55 East Monroe, Suite 4700
                                   Chicago, Illinois  60603




CREDIT AGREEMENT - PAGE 84

FINS2DAL:45483.8  05009-00034

Revolving Commitment:                THE FUJI BANK, LIMITED - HOUSTON AGENCY

$10,111,111.11
                                     By: /s/Philip C. Lauinger III
                                        ------------------------------------
                                              Philip C. Lauinger III
Term Commitment:                              Vice President & Manager

$2,888,888.89
                                      Address for Notices:
                                     ---------------------
                                     1221 McKinney, Suite 4100
                                     Houston, Texas  77010
                                     Fax: No. 713-759-0048
                                     Telephone No.  713-650-7855
                                     Attn:  Jay Fort


                                     Lending Office for Base Rate Accounts and
                                     Libor Accounts:
                                     ----------------------------------------
                                     1221 McKinney, Suite 4100
                                     Houston, Texas 77010



CREDIT AGREEMENT - PAGE 85

FINS2DAL:45483.8  05009-00034

Revolving Commitment:              NATIONSBANK OF TEXAS, N.A.

$7,777,777.78
                                   By: /s/ Sharon M. Ellis
                                       -----------------------------
                                            Sharon M. Ellis
Term Commitment:                            Vice President

$2,222,222.22
                                   Address for Notices:
                                   -------------------
                                   901 Main Street, 67th Floor
                                   Dallas, Texas  75202
                                   Fax No.:  214-508-0980
                                   Telephone:  214-508-0906
                                   Attn:  Sharon M. Ellis


                                   Lending Office for Base Rate Accounts and
                                   Libor Accounts:
                                   ----------------------------------------
                                   901 Main Street, 67th Floor
                                   Dallas, Texas 75202




CREDIT AGREEMENT - PAGE 86

FINS2DAL:45483.8  05009-00034

Revolving Commitment:           THE BANK OF NOVA SCOTIA

$10,111,111.11
                                By: /s/ F.C. H. Ashby
                                   ---------------------------
                                         Name: F.C.H. Ashby
Term Commitment:                         Title: Sr. Manager Loan Operations

$2,888,888.89
                                Address for Notices:
                                -------------------
                                600 Peachtree Street, N.E., Suite 2700
                                Atlanta, Georgia  30308
                                Fax No.:  404-888-8798
                                Telephone No.:  404-877-1565
                                Attn: Dottie Legista


                                With a copy to:
                                --------------
                                1100 Louisiana, Suite 3000
                                Houston, Texas  77002
                                Fax No.:  713-752-2425
                                Telephone No.:  713-759-3443
                                Attn:  Paul Gonan


                                Lending Office for Base Rate Accounts and
                                Libor Accounts:
                                ----------------------------------------
                                600 Peachtree Street, N.E., Suite 2700
                                Atlanta, Georgia  30308




CREDIT AGREEMENT - PAGE 87

FINS2DAL:45483.8  05009-00034

Revolving Commitment:         BANK ONE, TEXAS, N.A.

$7,777,777.78
                              By: /s/  Scott Rhea
                                 --------------------------
Term Commitment:                       Scott Rhea
                                       Vice President
$2,222,222.22

                              Address for Notices:
                              -------------------
                              1717 Main Street, Third Floor
                              Dallas, Texas  75201
                              Fax:  214-290-2683
                              Telephone:  214-290-2540
                              Attention:  Rick Rogers


                              Lending Office for Base Rate Accounts and
                              Libor Accounts:
                              -----------------------------------
                              1717 Main Street, Third Floor
                              Dallas, Texas  75201




CREDIT AGREEMENT - PAGE 88

FINS2DAL:45483.8  05009-00034

                                INDEX TO EXHIBITS
                                -----------------

           Exhibit                            Description of Exhibit
           --------                           ---------------------------
           "A"                                Revolving Note
           "B"                                Swingline Note
           "C"                                Term Note
           "D"                                Guaranty
           "E"                                Borrower Pledge Agreement
           "F"                                Assignment and Acceptance
           "G"                                Compliance Certificate



                               INDEX TO SCHEDULES
                               ------------------

           Schedule                           Description of Schedule
           --------                           ---------------------------
           2.7(a)                             Existing Letters of Credit
           8.14                               List of Subsidiaries
           10.1                               Existing Debt
           10.2                               Existing Liens
           10.5                               Existing Investments
           10.8                               Nonproductive Assets



CREDIT AGREEMENT - PAGE 89

FINS2DAL:45483.8  05009-00034

                                   EXHIBIT "A"
                                       TO
                           DARLING INTERNATIONAL INC.
                                CREDIT AGREEMENT


                                 Revolving Note




FINS2DAL:45691.3  05009-00034

                                 REVOLVING NOTE


                  $________________ Dallas, Texas June 5, 1997

         FOR VALUE RECEIVED, the undersigned, DARLING INTERNATIONAL INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________________ ($___________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The Borrower hereby authorizes the Bank to record in its records the amount of each Revolving Loan and Type of Accounts established under each Revolving Loan and all Continuations, Conversions and payments of principal in respect thereof, which records shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make such notation with respect to any such Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Revolving Note.

         This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement dated as of June 5, 1997, among the Borrower, the Bank, the other banks named therein and BankBoston, N.A., as agent for such banks ("Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement"), and evidences Revolving Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events and for prepayments of Revolving Loans prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement.

         This Revolving Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Revolving Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Revolving Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to

REVOLVING NOTE - Page 1

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


release any such party or to release or substitute part or all of the collateral securing this Revolving Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                              DARLING INTERNATIONAL INC.


                                       By:
                                          ----------------------------
                                               Brad Phillips, Treasurer


REVOLVING NOTE - Page 2

FINS2DAL:45691.3  05009-00034

                                 EXHIBIT "B"
                                       TO
                           DARLING INTERNATIONAL INC.
                                CREDIT AGREEMENT


                                 Swingline Note



SWINGLINE NOTE - Page 1

FINS2DAL:45692.2 05009-00034

                                 SWINGLINE NOTE


                     $10,000,000 Dallas, Texas June 5, 1997

         FOR VALUE RECEIVED, the undersigned, DARLING INTERNATIONAL INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANKBOSTON, N.A. (the "Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of Ten Million Dollars ($10,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of the Swingline Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swingline Loan, at such office, in like money and funds, for the period commencing on the date of such Swingline Loan until such Swingline Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The Borrower hereby authorizes the Bank to record in its records the amount of each Swingline Loan made to the Borrower by the Bank and all payments of principal in respect to each such Swingline Loan, which records shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make such notation with respect to any such Swingline Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Swingline Note.

         This Swingline Note is the Swingline Note referred to in the Credit Agreement dated as of June 5, 1997, among the Borrower, the Bank, the other banks named therein and BankBoston, N.A., as agent for such banks ("Agent") (such Credit Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Credit Agreement") and evidences Swingline Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Swingline Note upon the happening of certain stated events and for prepayments of Swingline Loans prior to the maturity of this Swingline Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Swingline Note have the respective meanings assigned to them in the Credit Agreement.

         This Swingline Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Swingline Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Swingline Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to


SWINGLINE NOTE - Page 2

FINS2DAL:45692.2 05009-00034
release any such party or release or substitute part or all of the collateral securing this Swingline Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                            DARLING INTERNATIONAL INC.


                                       By:
                                           ----------------------------
                                              Brad Phillips, Treasurer

SWINGLINE NOTE - Page 3

FINS2DAL:45692.2 05009-00034

                                   EXHIBIT "C"
                                       TO
                           DARLING INTERNATIONAL INC.
                                CREDIT AGREEMENT


                                    Term Note



FINS2DAL:45693.1 05009-00034

                                    TERM NOTE


                  $________________ Dallas, Texas June 5, 1997

         FOR VALUE RECEIVED, the undersigned, DARLING INTERNATIONAL INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________________ ($___________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The Borrower hereby authorizes the Bank to record in its records the amount of the Term Loan and Type of Accounts established thereunder and all Continuations, Conversions and payments of principal in respect thereto, which records shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make such notation with respect to any such Term Loan, Accounts or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Term Note.

         This Term Note is one of the Term Notes referred to in the Credit Agreement dated as of June 5, 1997, among the Borrower, the Bank, the other banks named therein and BankBoston, N.A., as agent for such banks ("Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement"), and evidences Term Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Term Note upon the happening of certain stated events and for prepayments of Term Loans prior to the maturity of this Term Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Term Note have the respective meanings assigned to them in the Credit Agreement.

         This Term Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Term Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Term Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any



TERM NOTE - Page 1

FINS2DAL:45693.1 05009-00034
such party or release or substitute part or all of the collateral securing this Term Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                            DARLING INTERNATIONAL INC.


                                       By:
                                          -------------------------------
                                            Brad Phillips, Treasurer



TERM NOTE - Page 2

FINS2DAL:45693.1 05009-00034

                                   EXHIBIT "D"
                                       TO
                           DARLING INTERNATIONAL INC.
                                CREDIT AGREEMENT

                               Guaranty Agreement


                          GUARANTY AGREEMENT - Page 1

                          FINS2DAL:45701.2 05009-00034

                               GUARANTY AGREEMENT

         WHEREAS, DARLING INTERNATIONAL INC., a Delaware corporation ("Borrower") has entered into that certain Credit Agreement of even date herewith, among Borrower, the banks named therein and BankBoston, N.A., as agent for such banks ("Agent") (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement" and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

         WHEREAS, the execution of this Guaranty Agreement is a condition to each Bank's obligations under the Credit Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, ________________, a ________________ corporation (the "Guarantor"), hereby irrevocably and unconditionally guarantees to the Agent and the Banks the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

         1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Credit Agreement and shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that the Guaranteed Indebtedness shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

         2. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Agent, any Bank or any other party, or which Guarantor may have against Borrower, Agent, any Bank or any other party, shall be available to, or shall be asserted by, Guarantor against Agent, any Bank or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

         3. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Bank by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent and Banks hereunder shall be cumulative of any and all other rights that Agent and Banks may ever have against Guarantor. The exercise by Agent and Banks of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.


GUARANTY AGREEMENT - Page 1

FINS2DAL:45701.2  05009-00034

         4. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Agent and Banks without notice or demand in lawful currency of the United States of America and it shall not be necessary for Agent and Banks, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by Guarantor, then Guarantor shall be subrogated to the rights then held by Agent and any Bank with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed
Indebtedness was discharged by Guarantor and, in addition, upon payment by Guarantor of any sums to Agent and any Bank hereunder, all rights of Guarantor against Borrower or any Collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.

         5. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Agent or any Bank.

         6. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness;
(c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness;
(e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Agent or any Bank to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Agent or any Bank to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Agent or any Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent or any Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k)

GUARANTY AGREEMENT - Page 2

FINS2DAL:45701.2  05009-00034
any  impairment  of any  collateral  securing  any  or  all  of  the  Guaranteed
Indebtedness; (l) the failure of Agent or any Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor.

         7.     Guarantor represents and warrants to Agent and Banks as follows:

                  (a) All representations and warranties in the Credit Agreement relating to Guarantor are true and correct.

                  (b) The value of the consideration received and to be received by Guarantor as a result of Borrower, Agent and Banks entering into the Credit Agreement and Guarantor executing and delivering this Guaranty Agreement and the other Loan Documents to which it is a party is reasonably worth at least as much as the liability and obligation of Guarantor hereunder and thereunder, and such liability and obligation of Guarantor and the Credit Agreement have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

                  (c) Guarantor has, independently and without reliance upon Agent or any Bank and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

                  (d) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and that Guarantor is not relying upon Agent or the Banks to provide (and neither the Agent nor any Bank shall have any duty to provide) any such information to Guarantor either now or in the future.

         8. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank has any commitment under the Credit Agreement, Guarantor will comply with all covenants set forth in the Credit Agreement specifically applicable to Guarantor.

         9. When an Event of Default exists, Agent and Banks shall have the right to set-off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Agent and Banks to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Agent or any Bank shall have made any demand under this Guaranty Agreement. The rights and remedies of Agent and the Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Agent or any Bank may have.

         10. (a) Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of

GUARANTY AGREEMENT - Page 3

FINS2DAL:45701.2  05009-00034
any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; except that prior to occurrence of a Default, Guarantor shall have the right to receive regularly scheduled installments of principal and interest on any Subordinated Indebtedness. After the occurrence of a Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash. If any sums shall be paid to Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by Guarantor for the benefit of Agent and the Bank and shall forthwith be paid to Agent without affecting the liability of Guarantor under this Guaranty Agreement and may be applied by Agent against the Guaranteed Indebtedness in accordance with the Credit Agreement. Upon the request of Agent, Guarantor shall execute, deliver, and endorse to Agent such documentation as Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty Agreement, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any Obligated Party other than Guarantor (Borrower and such Obligated Parties herein the "Debtors") to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

                  (b) Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor's assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of Guarantor, Agent or any Bank presently exist or are hereafter created or attached. Without the prior written consent of Agent, Guarantor shall not (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Debtor to Guarantor or any Liens held by Guarantor on assets of any Debtor.

                  (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Indebtedness has been paid in full in cash. Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.


GUARANTY AGREEMENT - Page 4

FINS2DAL:45701.2  05009-00034

                  (d) Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

         11. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and Required Banks except as otherwise provided in the Credit Agreement. No failure on the part of Agent or any Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         12. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against Agent or any Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         13. This Guaranty Agreement is for the benefit of Agent and the Banks and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

         14. Guarantor recognizes that Agent and the Banks are relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder and under the other Loan Documents to which it is a party in making extensions of credit to Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which it is a party is a material inducement to Agent and the Banks in entering into the Credit Agreement and continuing to extend credit thereunder. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

         15. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to Guarantor, care of Borrower in accordance with the notice provisions in the Credit Agreement.

         16. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Agent and Banks in connection with the administration, enforcement, or collection of this Guaranty Agreement.

        17. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement,

GUARANTY AGREEMENT - Page 5

FINS2DAL:45701.2  05009-00034
presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

         18.  The  Credit  Agreement,   and  all  of  the  terms  thereof,   are
incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Agent and the Banks may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

         19. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, AGENT AND BANKS WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR, AGENT AND BANKS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG GUARANTOR, AGENT AND BANKS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG GUARANTOR, AGENT AND BANKS.

         EXECUTED as of the___ day of_______

                                               GUARANTOR:


                                       By:
                                          -----------------------------
                                               Brad Phillips
                                               Treasurer


GUARANTY AGREEMENT - Page 6

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

                                   EXHIBIT "E"
                                       TO
                           DARLING INTERNATIONAL INC.
                                CREDIT AGREEMENT


                                Pledge Agreement


FINS2DAL:45704.6 05009-00034

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (the "Agreement") dated as of June 5, 1997, is by and between DARLING INTERNATIONAL INC., a Delaware corporation ("Pledgor") and BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), as agent for itself and the other Banks (the "Secured Party").

                                    RECITALS:

         A. Pledgor, the certain lenders ("Banks") and Secured Party have entered into that certain Credit Agreement of even date herewith (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein being used as defined therein).

         B. Secured Party and the Banks have conditioned their obligations under the Credit Agreement upon the execution and delivery of this Agreement by Pledgor.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                          Security Interest and Pledge

         Section 1.1 Security Interest and Pledge. As collateral security for the prompt payment in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise) and all present and future obligations of Pledgor under this Agreement, Pledgor hereby pledges and grants to Secured Party a first priority security interest (and agrees that the security interest granted in favor of The First National Bank of Boston, as agent pursuant to that certain Pledge Agreement dated May 23, 1995, the "Prior Pledge Agreement", shall continue uninterrupted under the terms of this Agreement) in the following property (such property being hereinafter sometimes called the "Collateral"):

                  (a) all of Pledgor's right, title and interest in and to all the capital stock of, or other ownership interests in, the companies described on Schedule 1 hereto, now owned or hereafter acquired, including, without limitation, the capital stock of, or other ownership interests in, such companies described on Schedule 1 hereto;

                  (b) all of Pledgor's right, title and interest in and to the capital stock or other ownership interests specifically described on
         Schedule 2 hereto (the issuers of such stock or other interests herein the "Foreign Subsidiaries") and so much of Pledgor's right, title and interest in any other capital stock or other ownership interests in the Foreign Subsidiaries, whether now owned or hereafter acquired, as is necessary so that not more than and not less than sixty-six percent (66%) of the capital stock or other ownership interest in each such Foreign Subsidiary is pledged in total hereunder; and


PLEDGE AGREEMENT - Page 1

FINS2DAL:45704.6  05009-00034

                  (c) all products, proceeds, revenues, distributions, dividends, stock dividends, securities and other property, rights and interests that Pledgor receives or is at any time entitled to receive on account of the same.

                                    ARTICLE 2

                       Affirmative and Negative Covenants

         Pledgor covenants and agrees with Secured Party that:

         Section 2.1 Delivery. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Secured Party all certificate(s) identified in Schedules 1 and 2 hereof, accompanied by undated stock powers duly executed in blank.

         Section 2.2 Encumbrances. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Secured Party hereunder, and Pledgor shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all Persons.

         Section 2.3 Sale of Collateral. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party.

         Section 2.4 Distributions. If Pledgor shall become entitled to receive or shall receive: (i) any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral; (ii) any sums paid in respect of the Collateral upon the liquidation or dissolution of the issuer thereof; (iii) any other distribution of capital made on or in respect of the Collateral or any other property distributed upon or in respect of the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof; or (iv), subject to the right of Pledgor to receive cash dividends under Section
3.3 hereof, any other Collateral the possession of which is necessary to perfect the security interest of Secured Party therein, then Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, and to deliver the same forthwith to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Secured Party as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Obligations.

         Section 2.5 Additional Securities. Pledgor shall not consent to or approve the issuance of any additional shares of any class of capital stock of the issuer of the Collateral, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares.


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

                                    ARTICLE 3

                       Rights of Secured Party and Pledgor

         Section 3.1 Power of Attorney. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE PLACE AND STEAD AND IN THE NAME OF PLEDGOR OR IN ITS OWN NAME, IN SECURED PARTY'S DISCRETION, TO TAKE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH MAY BE NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY GIVES SECURED PARTY THE POWER AND RIGHT ON BEHALF OF PLEDGOR AND IN ITS OWN NAME TO DO, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY OF THE FOLLOWING (SUBJECT TO THE RIGHTS OF PLEDGOR UNDER SECTION 3.2 AND 3.3 HEREOF) WITHOUT NOTICE TO OR THE CONSENT OF
PLEDGOR:

                  (a) to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

                  (b) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

                  (c) (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;
         (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (viii) to add or release any guarantor, indorser, surety, or other party to any of the Collateral or the Obligations; (ix) to renew, extend, or otherwise change the terms and conditions of any of the Collateral or Obligations; (x) to insure any of the Collateral; and
         (xi) to sell, transfer, pledge,

PLEDGE AGREEMENT - Page 3

FINS2DAL:45704.6  05009-00034
         make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

         THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Agreement, and Secured Party shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve and realize upon its security interest in the Collateral.

         Section 3.2 Voting Rights. Unless and until an Event of Default shall have occurred and is continuing, Pledgor shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. Secured Party shall execute and deliver to the Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

         Section 3.3 Dividends. Unless and until an Event of Default shall have occurred and is continuing, Pledgor shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus to the extent and only to the extent that such dividends are permitted by the Credit Agreement.

         Section 3.4 Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall be deemed to be a failure to exercise reasonable care.

         Section 3.5 Assignment by Secured Party. Subject to the terms of the Credit Agreement, Secured Party may at any time and from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.


PLEDGE AGREEMENT - Page 4

FINS2DAL:45704.6  05009-00034

                                   ARTICLE 4

                                     Default

         Section 4.1 Rights and Remedies. If any Event of Default shall occur and be continuing, Secured Party shall have the following rights and remedies:

                  (a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery and/or (iii) bid and become a purchaser at any sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party. Pledgor agrees that Secured Party shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the
         Obligations in accordance with the Credit Agreement. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshalling in respect of the Collateral.

                  (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

                  (c) Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                  (d) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual and other powers of ownership pertaining to the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.


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

                  (e) Pledgor  hereby  acknowledges  and  confirms  that Secured
         Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the
         Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

                  (f) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

                                    ARTICLE 5

                                  Miscellaneous

         Section 5.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, successors and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party. Any assignment made in violation of this Section 5.1 shall be void.

         Section 5.2 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER
WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Pledgor, Secured Party and the number of Banks required by Section 14.11 of the Credit Agreement.

         Section 5.3 Notices. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement.

         Section 5.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.


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

         Section 5.5 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 5.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 5.8 Subrogation to Existing Liens; Assignment. The proceeds of the Obligations have been used in part to pay indebtedness secured by a security interest in the Collateral and, as a result, Secured Party shall be subrogated to any and all rights, security interests and liens in such Collateral only owned by any owner or holder of such security interests irrespective of whether said security interests are released, and the same are recognized as valid and subsisting and are continued and merged herein to secure the Obligations, but the terms and provisions of this Agreement shall govern and control the manner and terms of enforcement of the security interests in such Collateral only to which Secured Party is subrogated hereunder. In furtherance of the foregoing BankBoston, N.A., as agent and secured party under the Prior Pledge Agreement hereby assigns to Secured Party all liens and security interests created in the Prior Pledge Agreement in the Collateral.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                          PLEDGOR:
                                          -------
                                          DARLING INTERNATIONAL INC.


                                By:
                                    -----------------------------------
                                             Brad Phillips
                                             Treasurer



                                          SECURED PARTY:
                                          -------------
                                          BANKBOSTON, N. A. as Agent


                                By:
                                   ---------------------------------------
                                             Stephen Y. McGehee
                                             Director



PLEDGE AGREEMENT - Page 7

FINS2DAL:45704.6  05009-00034